Execution Version

SUPER-PRIORITY PRIMING DEBTOR IN POSSESSION DELAYED DRAW TERM LOAN CREDIT AGREEMENT,

dated as of March 12, 2015,

among

THE STANDARD REGISTER COMPANY,

STANDARD REGISTER INTERNATIONAL, INC.,

STANDARD REGISTER TECHNOLOGIES, INC.,

IMEDCONSENT, LLC,

STANDARD REGISTER OF PUERTO RICO INC.,

STANDARD REGISTER HOLDING COMPANY,STANDARD REGISTER TECHNOLOGIES CANADA ULC,

STANDARD REGISTER MEXICO HOLDING COMPANY,

STANDARD REGISTER HOLDING, S. de R.L. de C.V.

STANDARD REGISTER de MEXICO, S. de R.L. de C.V.

STANDARD REGISTER SERVICIOS, S. de R.L. de C.V.

as Borrowers,

THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTIES HERETO,as the Subsidiary Guarantors,

VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS FROM TIME TO TIMEPARTIES HERETO,as the Lenders,

and

SILVER POINT FINANCE, LLC, as the Administrative Agent and the Collateral Agent.

TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS AND ACCOUNTING TERMS

2

1.1

Defined Terms

2

1.2

Use of Defined Terms

32

1.3

Cross-References

32

1.4

Accounting and Financial Determinations

32

ARTICLE 2 LOANS, CLOSING RATE AND NOTES

32

2.1

Loans

32

2.2

Loan Rate

32

2.3

Continuation and Conversion Elections

33

2.4

Funding

33

2.5

Register; Notes

33

ARTICLE 3 REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

34

3.1

Repayments and Prepayments; Application

34

3.2

Interest Provisions

36

3.3

Fees

37

3.4

Nature of Obligations

38

ARTICLE 4 CERTAIN LIBO RATE AND OTHER PROVISIONS

39

4.1

LIBO Rate Lending Unlawful

39

4.2

Deposits Unavailable

39

4.3

Increased LIBO Rate Loan Costs, etc

40

4.4

Funding Losses

40

4.5

Increased Capital Costs

40

4.6

Taxes

41

4.7

Payments, Computations; Proceeds of Collateral, etc

44

4.8

Sharing of Payments

45

4.9

Setoff

45

4.10

Replacement of Lenders

46

4.11

Change in Lending Office

46

ARTICLE 5 CONDITIONS TO LOANS

47

5.1

Conditions to Close

47

5.2

Conditions to Each Loan

50

ARTICLE 6 REPRESENTATIONS AND WARRANTIES

52

6.1

Organization and Qualification

52

6.2

Power and Authority

52

6.3

Legally Enforceable Agreement

53

6.4

Capital Structure

53

6.5

Reserved

53

6.6

Business Locations; Agent for Process

53

6.7

Status of Obligations; Perfection and Priority of Security Interests

53

6.8

Financial Information

54

6.9

Brokers

54

6.10

Governmental Approvals

54

6.11

Compliance with Applicable Laws

54

6.12

Litigation

54

6.13

No Defaults

55

6.14

Investment Company Act

55

6.15

Margin Stock

55

6.16

Reserved

55

6.17

Use of Proceeds

55

ARTICLE 7 COVENANTS

56

7.1

Affirmative Covenants

56

7.2

Negative Covenants

64

ARTICLE 8 EVENTS OF DEFAULT

68

8.1

Listing of Events of Default

68

8.2

[Reserved]

73

8.3

Action if Event of Default

73

ARTICLE 9 THE ADMINISTRATIVE AGENT

73

9.1

Actions

73

9.2

Exculpation

74

9.3

Successor

76

9.4

Loans by the Administrative Agent

77

9.5

Credit Decisions

77

9.6

Copies, etc

77

9.7

Reliance by Administrative Agent

77

9.8

Defaults

78

9.9

Posting of Approved Electronic Communications

78

9.10

Proofs of Claim

79

9.11

Intercreditor Agreements

80

ARTICLE 10 MISCELLANEOUS PROVISIONS

80

10.1

Waivers, Amendments, etc

80

10.2

Notices; Time

81

10.3

Payment of Costs and Expenses

82

10.4

Indemnification

82

10.5

Survival

83

10.6

Severability

83

10.7

Headings

84

10.8

Execution in Counterparts, Effectiveness, etc

84

10.9

Governing Law; Entire Agreement

84

10.10

Successors and Assigns

84

10.11

Sale and Transfer of Loans; Participations in Loans; Notes

84

10.12

Other Transactions

87

10.13

Forum Selection and Consent to Jurisdiction

88

10.14

Waiver of Jury Trial

88

10.15

Confidentiality

88

10.16

Counsel Representation

90

10.17

Patriot Act

90

10.18

Authorization of Administrative Agent

90

10.19

Releases

90

10.20

Pre-Petition Term Loan Facility

91

ARTICLE 11 CERTAIN COLLATERAL ADMINISTRATION

92

11.1

Insurance of Collateral; Condemnation Proceeds

92

11.2

Protection of Collateral

93

11.3

Defense of Title to Collateral

93

SCHEDULE I

-

Disclosure Schedule

SCHEDULE II-

Percentages and Amounts; LIBOR Office; Domestic Office

SCHEDULE III-

Term Loan Commitments

SCHEDULE IV-

Post Closing Obligations

EXHIBIT A

-

Form of Note

EXHIBIT A-1

Closing Date Budget

EXHIBIT B

-

Form of Continuation/Conversion Notice

EXHIBIT C

-

Form of Lender Assignment Agreement

EXHIBIT D

-

Form of Compliance Certificate

EXHIBIT E

-

Reserved

EXHIBIT F

-

Form of Pledge and Security Agreement

EXHIBIT G

-

[Reserved]

EXHIBIT H

-

Form of Interim Financing Order

EXHIBIT I

-

[Reserved]

EXHIBIT J

-

Initial 13 Week Profession Fee Budget

SUPER-PRIORITY PRIMING DEBTOR IN POSSESSION DELAYED DRAW TERM LOAN

CREDIT AGREEMENT

THIS SUPER-PRIORITY PRIMING DEBTOR IN POSSESSION DELAYED DRAW TERM LOAN CREDIT AGREEMENT, dated as of March 12, 2015 (this “Agreement”), is by and among THE STANDARD REGISTER COMPANY, an Ohio corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, with its chief executive office and principal place of business at 600 Albany Street, Dayton, Ohio 45417 (“Standard Register”), STANDARD REGISTER INTERNATIONAL, INC., an Ohio corporation (“SRI”), STANDARD REGISTER TECHNOLOGIES, INC., an Ohio corporation (“SRT”), IMEDCONSENT, LLC, a Delaware limited liability company (“iMed”), STANDARD REGISTER HOLDING COMPANY, an Ohio corporation (“SR Holdings”), STANDARD REGISTER OF PUERTO RICO INC., a Delaware corporation (“SR Puerto Rico”), STANDARD REGISTER MEXICO HOLDING COMPANY, an Ohio corporation (“SR MX Holdco”), STANDARD REGISTER TECHNOLOGIES CANADA ULC, an unlimited company organized under the laws of Nova Scotia (“SR Canada”), STANDARD REGISTER HOLDING, S. de R.L. de C.V., a sociedad de responsabilidad limitada de capital variable, incorporated under the laws of Mexico (“SR MX Holdings”), STANDARD REGISTER de MEXICO, S. de R.L. de C.V., a sociedad de responsabilidad limitada de capital variable, incorporated under the laws of Mexico (“SR Mexico”), STANDARD REGISTER SERVICIOS, S. de R.L. de C.V., a sociedad de responsabilidad limitada de capital variable, incorporated under the laws of Mexico (“SR Servicios”; each of the foregoing, a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, a “Borrower” and collectively, jointly and severally, the “Borrowers”), together with any Subsidiaries of the Borrowers who become a party hereto as Subsidiary Guarantors (the “Subsidiary Guarantors”, and collectively with the Borrowers, the “Credit Parties”), the various financial institutions and other Persons from time to time parties hereto and listed on the signature pages hereto and their respective successors and assigns and permitted assigns which become “Lenders” as provided herein (the “Lenders”), and SILVER POINT FINANCE, LLC, as the administrative agent (in such capacity, the “Administrative Agent”), and as the collateral agent (in such capacity, the “Collateral Agent”), for the Lenders.  Capitalized terms not otherwise defined are used as defined in Section 1.1 hereof.

W I T N E S S E T H:

WHEREAS, On March 12, 2015 (the “Petition Date”), the Borrowers filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (such court, together with any other court having competent jurisdiction over the Cases from time to time, the “Bankruptcy Court”) and commenced cases numbered [____], [___], [___], [___], [___], [___], [___], [___], [___] and [____] respectively (each, a “Case,” and, collectively, the “Cases”), and have continued in the possession and operation of their assets and in the management of their businesses pursuant to sections 1107 and 1108 of the Bankruptcy Code (in such capacities, collectively, the “Debtors”);

WHEREAS, the Debtors are parties to that certain Amended and Restated Loan and Security Agreement dated August 1, 2013 (as amended, supplemented or otherwise modified through the Closing Date, the “Prepetition ABL Credit Agreement”)  by and among, inter alia, Standard Register, the subsidiary guarantors a party thereto, Bank of America, N.A., as administrative agent thereunder and the lenders thereunder (the “Prepetition Revolving Lenders”) pursuant to which the Prepetition Revolving Lenders provided Revolver Loans (as defined therein) and other financial accommodations to the Debtors;

WHEREAS, concurrently herewith on the Closing Date and in connection with the Cases, the Debtors are obtaining a senior secured super priority debtor in possession asset based revolving credit facility in the maximum committed amount of $125,000,000 (as more particularly described below, the “ABL DIP Facility”) from the Prepetition Revolving Lenders, the proceeds of which will be used by Borrowers (i) to fund working capital and other general corporate expenses (including the administration of the Cases) in accordance with the Budget (subject to Permitted Variances), and (ii) to refund and repay the outstanding Obligations under and as defined in the Prepetition ABL Credit Agreement upon entry by the Bankruptcy Court of the Final Financing Order;

WHEREAS, the Borrowers desire to obtain term loans from time to time during the term of this Agreement in order (i) to fund working capital and other general corporate expenses (including the administration of the Cases) in accordance with the Budget (subject to Permitted Variances) if and to the extent of insufficient availability under the ABL DIP Credit Facility, and (ii) to pay certain fees, administrative costs and expenses incurred in connection with the Cases and the debtor-in-possession financing contemplated hereunder (including those of the Administrative Agent and Lenders and their counsel and financial advisors (if any));

WHEREAS, the Borrowers have requested that the Lenders provide a term loan credit facility for the purposes described above, and the Lenders are willing to do so on the terms and conditions set forth herein;

WHEREAS, the parties are, concurrently herewith entering into the ABL-TL DIP Intercreditor Agreement which shall govern the relative rights and priority of Liens securing each of the ABL DIP Facility and this Facility;

WHEREAS, the Borrowers, are affiliated and engaged in interrelated businesses, and each Borrower will derive substantial direct and indirect benefit from extensions of credit pursuant to this Agreement;

NOW, THEREFORE, the parties hereto agree as follows.

ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS

1.1

Defined Terms.  The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“ABL Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent under the ABL DIP Facility or such other administrative agent designated as such from time to time under the ABL DIP Credit Agreement.

“ABL Availability” means on any date, the principal amount of Revolver Loans (as defined in the ABL DIP Credit Agreement) that the Borrowers and their Subsidiaries are entitled to borrow on such date under the ABL DIP Credit Agreement.

“ABL Bank Product Obligations” has the meaning ascribed to the term “Bank Product Obligations” (or such corresponding term) in the ABL DIP Credit Agreement.

“ABL DIP Credit Agreement” means that certain Post Petition Loan and Security Agreement dated as of the Closing Date by and among the Borrowers, the ABL Lenders party thereto and Bank of America, N.A., as administrative agent, as such agreement may, in accordance herewith and the ABL-TL DIP Intercreditor Agreement be amended, supplemented, waived or otherwise modified from time to time.

“ABL DIP Documents” has the meaning ascribed to the term “Loan Documents” (or such corresponding term) as defined in the ABL DIP Credit Agreement, as the same may be amended, restated, supplemented, waived, otherwise modified, extended, renewed, refinanced or replaced from time to time in accordance with the terms of the ABL-TL DIP Intercreditor Agreement and the Financing Orders.

“ABL DIP Facility” is defined in the recitals and means the collective reference to the ABL DIP Credit Agreement and the other ABL DIP Documents, and any amendments, supplements, modifications, extensions, renewals or restatements thereof (in each case, in accordance with the ABL-TL DIP Intercreditor Agreement and the Financing Orders), together with the ABL Revolving Loans and other financial accommodations made pursuant thereto or in connection therewith and the Liens created thereby and the other provisions contained therein.

“ABL Lender” has the meaning ascribed to the term “Lender” (or such corresponding term) as defined under the ABL DIP Credit Agreement.

“ABL Letters of Credit” has the meaning ascribed to the term “Letter of Credit” (or such corresponding term) as defined under the ABL DIP Credit Agreement.

“ABL Loans” means “Revolver Loans” as defined in the ABL DIP Credit Agreement.

“ABL Obligations” has the meaning ascribed to the term “Obligations” (or such corresponding term) as defined in the ABL DIP Credit Agreement.

“ABL Priority Collateral” has the meaning set forth in the ABL-TL DIP Intercreditor Agreement.

“ABL-TL DIP Intercreditor Agreement” means that certain Intercreditor Agreement, dated the date hereof, executed and delivered by the Administrative Agent, the Second Lien Administrative Agent, the ABL Administrative Agent and the Credit Parties, pursuant to the terms of this Agreement, as amended, restated, supplemented, amended and restated, replaced or otherwise modified from time to time.

“Acquisition” means the acquisition by the Purchaser of all or substantially all of the Borrowers’ assets and properties pursuant to and in accordance with the Purchase Agreement and the Sale Order.

“Additional Mortgage” means each mortgage, deed of hypothec, debenture, pledge, deed of trust or agreement executed and delivered by any Credit Party in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the requirements of this Agreement in form and substance satisfactory to the Administrative Agent, under which a Lien is granted on the real property and fixtures described therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

“Adjusted Net Earnings” means, with respect to any fiscal period, the consolidated net income (or loss) for such fiscal period of the Borrowers, all as reflected on the financial statement of Standard Register supplied to the Lenders pursuant to Section 7.1.3 hereof, but excluding:

(i)

any income or loss arising from the sale of capital assets outside the Ordinary Course of Business;

(ii)

any income arising from any write-up of assets during such period;

(iii)

income or loss of any Subsidiary accrued prior to the date it became a Subsidiary;

(iv)

income or loss of any Person, substantially all the assets of which have been acquired in any manner by a Borrower, realized by such Person prior to the date of such acquisition;

(v)

income or loss of any entity (other than a Subsidiary Guarantor of a Borrower) in which such Borrower has an ownership interest unless such income has actually been received by such Borrower in the form of cash Distributions;

(vi)

any portion of the income of any Subsidiary which for any reason is unavailable for payment of Distributions to a Borrower or a Subsidiary Guarantor; and

(vii)

any income or loss arising from extraordinary items, all as determined in accordance with GAAP.

Notwithstanding the foregoing, for purposes of calculating Adjusted Net Earnings, Inventory shall be accounted for on a first in, first out basis.

“Administrative Agent” is defined in the preamble and includes each other Person appointed as the successor Administrative Agent pursuant to Section 9.3.

“Affected Lender” is defined in Section 4.10.

“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person.  “Control” of a Person means the power, directly or indirectly,

(a)

to vote 10% or more of the Capital Securities (on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (as applicable); or

(b)

to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).

“Agreement” means, on any date, this Super-Priority Priming Debtor In Possession Delayed Draw Term Loan Credit Agreement as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

“Alternate Base Rate” means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum (rounded upward, if necessary, to the next highest 1/16 of 1%) equal to the higher of

(a)

the greater of (I) 1.50% per annum and (II) the greater of (x) the Base Rate in effect on such day and (y) the Federal Funds Rate in effect on such day plus ½ of 1%; and

(b)

the LIBO Rate (Reserve Adjusted) for an Interest Period of one (1) month plus 1.00%.

Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate.

“Applicable Law” means, with respect to any Person, all laws (including, without limitation, the Bankruptcy Code, as applicable), rules, regulations and legally binding governmental guidelines applicable to the Person and its Property, conduct, transaction, agreement or matter in question, including all applicable statutory law and common law, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities (having the force of law) and such Person’s Organic Documents.

“Applicable Margin” means, with respect to (1) all Loans maintained as LIBO Rate Loans, 9.50% per annum, and (2) all Loans maintained as Base Rate Loans, 8.50% per annum.

“Approved Fund” means any Person (other than a natural Person) that (a) is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, and (b) is administered or managed by a Lender, an Affiliate of a Lender or a Person or an Affiliate of a Person that administers or manages a Lender.

“Approved Insurer” means any independent insurer with a minimum general policyholder rating of “A” and a minimum financial rating of “7” published in Best’s Key Rating Guide and/or Best’s Insurance Reports issued by the A. M. Best Company or any successor nationally recognized rating organization.

“Asset Sale Prepayment Event” means any sale of any business units, assets or other property of a Borrower or any of its Subsidiaries not in the Ordinary Course of Business (including any Disposition of any Capital Securities of any Subsidiary of a Borrower owned by such Borrower or a Subsidiary, including any sale of any Capital Securities of any Subsidiary) or to the extent otherwise expressly provided under the Financing Orders.  Notwithstanding the foregoing, the term “Asset Sale Prepayment Event” shall not include any (a) transaction permitted by Section 7.2.2, or (b) the Disposition of ABL Priority Collateral (as defined in the ABL-TL DIP Intercreditor Agreement); provided, that this clause (b) shall only apply prior to a Discharge of ABL Obligations (as defined in the ABL-TL DIP Intercreditor Agreement).

“Assignee Lender” means each future Lender which signs a Lender Assignment Agreement pursuant to Section 10.11.

“Authorized Officer” means, relative to any Credit Party, those of its officers, general partners or managing members (as applicable) whose signatures and incumbency shall have been certified to the Administrative Agent pursuant to Section 5.1(b).

“Avoidance Actions” means the Credit Parties’ claims and causes of action under sections 502(d), 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code and any other avoidance actions under the Bankruptcy Code and the proceeds thereof and property received thereby whether by judgment, settlement, or otherwise.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, at any time, an annual rate equal to the rate of interest in effect for such day as publicly announced from time to time by JPMorgan Chase as its “prime rate” for Dollars loaned in the United States.  The “prime rate” is a rate set by JPMorgan Chase based upon various factors including JPMorgan Chase’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.

“Base Rate Loan” means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

“Borrower” and “Borrowers” are defined in the preamble to this Agreement.

“Borrower’s Knowledge” means the knowledge of the Chief Financial Officer, Chief Executive Officer, Corporate Controller, or Senior Manager of Treasury Operations of the applicable Borrower or Borrowers.

“Budget” means, as applicable, (a) an initial 13-week cash forecast and budget commencing with the week during which the Petition Date occurs, of the Borrowers’ and their Subsidiaries’ consolidated projected  (i) cash receipts and cash operating disbursements for such 13-week period, on a weekly basis, (which such forecasts of cash receipts and cash operating disbursements shall be in form and substance satisfactory to the Administrative Agent (after reasonable consultation with the Required Lenders)), (ii) operating cash flow for such 13-week period, and (iii) a statement of the actual amounts of each line item for the preceding two (2)

weeks together with a variance analysis from the previously delivered Budget, together with an explanation of any material variances or material prospective changes to such Budget, (b) back up schedules and supporting information consistent with past practice, and (c) an updated Budget for each successive 13-week period thereafter, which shall, in each case, include detailed line item receipts and expenditures, including the amount of professional fees and expenses for each professional, together with appropriate supporting schedules and information. The Budget (including, for the avoidance of doubt, the initial Budget and any updated Budget) shall be in form and substance acceptable to the Administrative Agent. The Budget in effect on the Closing Date is attached hereto as Exhibit A-1.

“Business Day” means (a) any day which is neither a Saturday nor Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York and (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day described in clause (a) above, and which is also a day on which dealings in Dollars are carried on in the London interbank Eurodollar market.

“Capital Expenditures” means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrowers and their consolidated Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Borrowers for such period prepared in accordance with GAAP and (b) Capitalized Lease Liabilities or Synthetic Lease Obligations incurred by a Borrower and its consolidated Subsidiaries during such period.

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital (including all capital stock, partnership, membership or other equity interests in such Person), whether now outstanding or issued after the Closing Date and whether or not certificated.

“Capitalized Lease Liabilities” means, with respect to any Person, all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

“Carve Out” shall have the meaning given such term in the Interim Financing Order (or, when entered, the Final Financing Order).

“Cash Equivalent Investment” means, at any time: (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government having maturities of not more than 12 months from the date of acquisition; (ii) domestic certificates of deposit and time deposits having maturities of not more than 12 months from the date of acquisition, bankers’ acceptances having maturities of not more than 12 months from the date of acquisition and overnight bank deposits, in each case issued by any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia, which at the time of acquisition are rated A-1 (or better)

by S&P or P-1 (or better) by Moody’s, and (unless issued by a Lender) not subject to offset rights in favor of such bank arising from any banking relationship with such bank; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above; and (iv) commercial paper having at the time of investment therein or a contractual commitment to invest therein a rating of A-1 (or better) by S&P or P-1 (or better) by Moody’s, and having a maturity within 9 months after the date of acquisition thereof.

“Casualty Event” means, with respect to any Collateral, any loss of or damage to, or any condemnation or other taking by a Governmental Authority of property for which such Collateral for which a Borrower or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.  Notwithstanding the foregoing, the term “Casualty Event” shall not include any transaction permitted by Section 7.2.2.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Change in Control” means the occurrence of any of the following events after the date of this Agreement: (a) any Person or group (other than the Permitted Holders) shall own beneficially (as defined in Rule 13d3 of the SEC under the Exchange Act or any successor provision thereto) more than 50% of the aggregate Voting Power of Standard Register, (b) any “Change in Control” or similar event or circumstance, however defined or designated, under any Material Contract; (c) the first day on which a majority of the members of the Board of Directors of Standard Register are not Continuing Directors; or (d) the sale of all, or substantially all, the assets of the Borrowers (on a consolidated basis).

“Closing Date” means the date on which all the conditions precedent set forth in Section 5.1 hereof are satisfied or waived by the Required Lenders in writing (which, in no event, shall be more than three (3) Business Days following the date the Bankruptcy Court enters the Interim Financing Order (or such later date as the Administrative Agent shall agree in its sole discretion)).

“Closing Date Loan” means a Loan in the amount of $1,050,000 deemed made and funded on the Closing Date in order to pay the closing fee set forth in Section 3.3.1 hereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all of the Property and interests in Property described in any of the Security Documents as security for the payment or performance of any of the Obligations, subject to the Intercreditor Agreements and the Financing Orders.

“Communications” is defined in clause (a) of Section 9.9.

“Compliance Certificate” means a certificate duly completed and executed by an Authorized Officer of Standard Register, substantially in the form of Exhibit D hereto, together with such changes thereto as the Administrative Agent may (acting at the written request of the

Required Lenders) from time to time request for the purpose of monitoring the Borrowers’ compliance with the covenants contained herein.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness (or, solely for purposes of the definition of Investment, other obligations) of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person.  The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

“Continuation/Conversion Notice” means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of Standard Register, substantially in the form of Exhibit B hereto.

“Continuing Director” means, at any date, an individual (a) who is a member of the Board of Directors of Standard Register on the date hereof, (b) who, as at such date, has been a member of such Board of Directors for at least the twelve preceding months, or (c) who has been nominated to be a member of such Board of Directors by a majority of the other Continuing Directors then in office.

“Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrowers, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

“Covered Plans” is defined in the definition of “EBITDAP”.

“Copyright Security Agreement” means any Copyright Security Agreement executed and delivered by any Credit Party in substantially the form of Exhibit C to the Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Credit Parties” means the collective reference to the Borrowers and the Subsidiary Guarantors.

“Debt Incurrence Prepayment Event” means any issuance or incurrence by a Borrower or any of its Subsidiaries of any Indebtedness (but excluding any Indebtedness permitted to be issued or incurred under Section 7.2.9).

“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Deposit Accounts” means all of a Person’s demand, time, savings, passbook, money market or other depository accounts, and all certificates of deposit, maintained by such Person with any bank, savings and loan association, credit union or other depository institution.

“Disclosure Schedule” means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrowers with the written consent of the Required Lenders.

“Disposition” (or similar words such as “Dispose”) means any sale, transfer, lease, sale-leaseback, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any Borrower’s or its Subsidiaries’ assets (including accounts receivable and Capital Securities of Subsidiaries) to any other Person (other than to another Credit Party) in a single transaction or series of transactions.

“Disqualified Capital Securities” means any Capital Securities which, by its terms (or by the terms of any security or other Capital Securities into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change in control or asset sale so long as any right of the holders thereof upon the occurrence of a change in control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are then accrued and payable), in each case, prior to the date that is ninety-one (91) days after the Stated Maturity Date, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, prior to the date that is ninety-one (91) days after the Stated Maturity Date, except as a result of a change in control or an asset sale or the death, disability, retirement, severance or termination of employment or service of a holder who is an employee or director of Holdings or a Subsidiary, in each case so long as any such right of the holder (1) is not effective during the continuance of an Event of Default and is not effective to the extent that such redemption would result in a Default or an Event of Default or (2) is subject to the prior repayment in full of the Loans and all other Obligations that are then accrued and payable, (c) requires the payment of any cash dividend or any other scheduled cash payment constituting a return of capital, in each case, prior to the date that is ninety-one (91) days after the Stated Maturity Date, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Securities, in each case, prior to the date that is ninety-one (91) days after the Stated Maturity Date; provided that if such Capital Stock is issued to any plan for the benefit of employees of a Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute a Disqualified Capital Securities solely because it may be required to be repurchased by such Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Distribution” means, in respect of any entity, (i) any payment of any dividends or other distributions on Capital Securities of the entity (except distributions in such Capital Securities) and (ii) any purchase, redemption or other acquisition or retirement for value of any Capital Securities of the entity or any Affiliate of the entity unless made contemporaneously from the net proceeds of the sale of Capital Securities.

“Dollar” and the sign “$” mean lawful money of the United States.

“Domestic Office” means the office of a Lender designated as its “Domestic Office” on Schedule II hereto or in a Lender Assignment Agreement, or such other office within the United

States as may be designated from time to time by written notice from such Lender to the Administrative Agent and the Borrowers.

“EBITDAP” means, for any fiscal period of Standard Register, an amount equal to:

(a)

the sum for such fiscal period of:

(i)

Adjusted Net Earnings, plus

(ii)

provision for taxes based on income and franchise taxes to the extent deducted in the calculation of Adjusted Net Earnings, plus

(iii)

interest expense, to the extent deducted in the calculation of Adjusted Net Earnings, plus

(iv)

depreciation and amortization expense, to the extent deducted in the calculation of Adjusted Net Earnings, plus

(v)

the total “net periodic benefit costs” attributable to the qualified defined benefit plans of the Borrowers and their Subsidiaries as such plans are in effect at the Closing Date to the extent covering the U.S. employees of the Borrowers and their Subsidiaries as of the Closing Date (the “Covered Plans”), to the extent such costs are deducted in accordance with GAAP in the calculation of Adjusted Net Earnings of the Borrowers on a basis consistent with the Borrowers’ consolidated financial statements for the fiscal year ended December 31, 2012, plus

(vi)

[reserved], plus,

(vii)

non-recurring non-cash losses, to the extent deducted in the calculation of Adjusted Net Earnings, plus,

(viii)

Allowed Integration Costs, to the extent deducted in the calculation of Adjusted Net Earnings, not to exceed on a cumulative basis beginning with the 2014 Fiscal Year (i) $38,310,000 through the end of the 2014 Fiscal Year, (ii) $48,411,000 through the end of the 2015 Fiscal Year. (iii) $53,005,000 through the end of the 2016 Fiscal Year, (iv) $57,895,000 through the end of the 2017 Fiscal Year and (v) $59,895,000 through the end of the 2018 Fiscal Year, provided that, the aggregate annual Allowed Integration Costs added back pursuant to this clause (viii) shall not exceed $7,500,000 for any of the 2016, 2017 and 2018 Fiscal Years, plus,

(ix)

non-cash stock compensation expenses, to the extent deducted in the calculation of Adjusted Net Earnings, plus

(x)

professional fees paid by Borrowers in connection with the administration of the Cases in accordance with the Professional Fee Budget, subject to Permitted Variances,

minus

(b)

the sum for such fiscal period of:

(i)

interest income (except to the extent deducted in determining interest expense);

(ii)

non-recurring income and gains, to the extent added in the calculation of Adjusted Net Earnings; and

(iii)

non-cash gains or income to the extent added in the calculation of Adjusted Net Earnings.

“Eligible Assignee” means any Person (other than an Ineligible Assignee).

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained for employees of the Borrowers or any member of the Borrowers’ Controlled Group.

“Environmental Laws” means all applicable foreign, federal, state, provincial or local statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders), now or hereafter in effect and relating to public health and safety and protection of the environment, including CERCLA.

“Equipment” means all of a Credit Party’s machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description, whether now owned or hereafter acquired by a Credit Party and wherever located, and all parts, accessories and special tools therefor, all accessions thereto, and all substitutions and replacements thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time.  References to sections of ERISA also refer to any successor sections thereto.

“Event of Default” is defined in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Deposit Account” means any Deposit Account established solely for the purpose of funding payroll, payroll taxes and other compensation and benefits to employees.

“Excluded Taxes” means any of the following Taxes imposed, deducted or withheld with respect to any Secured Party on payments under this Agreement or any Loan Document: (i) net income and franchise Taxes imposed by any Governmental Authority under the laws of which such Secured Party is organized, in which it maintains its principal office or its applicable lending office, or in which it is engaged in business (other than as a result of having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (ii) any U.S. federal withholding tax imposed under FATCA, (iii) any branch profits Tax imposed by the United States or any comparable Tax imposed by any foreign jurisdiction, and (iv) any withholding Taxes imposed by the United States except to the extent that such withholding

Taxes are imposed as a result of a change in any applicable statute, treaty, regulation or other Applicable Law or any official interpretation of any of the foregoing occurring after the Closing Date (or in the case of an Assignee Lender, after the date of the assignment, except to the extent that the applicable assigning Lender was entitled to receive additional amounts with respect to any such Tax).

“Exemption Certificate” is defined in clause (e) of Section 4.6.

“Facility” means the collective reference to this Agreement, the Loan Documents and any other notes, guarantees, collateral documents and account control agreements, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings hereof, together with the Loans, extensions of credit and other financial accommodations made pursuant thereto or in connection therewith and the Liens created thereunder and the other provisions contained herein and therein.

“Family Holders” means John Q. Sherman and William C. Sherman, and their descendants and trusts for their benefit.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to

(a)

the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

(b)

if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Filing Agent” is defined in Section 5.8.

“Filing Statements” is defined in Section 5.8.

“Final Financing Order” means, with respect to the Cases, a Final Order in substantially the form of the Interim Financing Order and otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, authorizing and approving on a final basis, among other things, the matters and provisions in the Interim Financing Order and providing that this Agreement and the Loan Documents would remain valid and enforceable against the Credit Parties would survive any dismissal, conversion or substantive consolidation of any of the Cases and would not adversely affect the rights or remedies of any Lender under the Loan Documents and that the Liens securing the Obligations would remain valid and perfected and enjoy the same priority as such Liens had prior to the dismissal, conversion or consolidation of such Case.

“Final Order” means an order of the Bankruptcy Court or any other court of competent jurisdiction (a) as to which the time to appeal shall have expired and as to which no appeal shall then be pending or (b) if a timely appeal shall have been filed or sought, either (i) no stay of the such order shall be in effect or (ii) no motion or application for a stay of such order shall be filed and pending or such motion or application shall have been denied or (iii) if such a stay shall have been granted, then (A) the stay shall have been dissolved or (B) a final order of the district court or circuit court having jurisdiction to hear such appeal shall have affirmed such order and the time allowed to appeal from such affirmance or to seek review or rehearing (other than a motion pursuant to Rule 60(b) of the Federal Rules of Civil Procedure) thereof shall have expired and the taking or granting of any further hearing, appeal or petition for certiorari shall not be permissible, and if a timely appeal of such district court or circuit court order or timely motion to seek review or rehearing of such order shall have been made, any appellate court having jurisdiction to hear such appeal or motion (or any subsequent appeal or motion to seek review or rehearing) shall have affirmed the district court’s (or lower appellate court’s) order upholding such order of the Bankruptcy Court and the time allowed to appeal from such affirmance or to seek review or rehearing thereof shall have expired and the taking or granting of any further hearing, appeal or petition for certiorari shall not be permissible.

“Financing Orders” means, collectively, the Interim Financing Order and the Final Financing Order.

“First Day Orders” means all orders entered or to be entered by the Bankruptcy Court granting the relief requested in the motions filed with the Bankruptcy Court on the Petition Date or within five (5) Business Days of the Petition Date or based on motions filed on or about the Petition Date, which shall each be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

“First/Second Lien Intercreditor Agreement” means the Intercreditor Agreement, dated as of August 1, 2013, executed and delivered by the Prepetition First Lien Term Loan Agent, the Second Lien Administrative Agent and the Credit Parties, pursuant to the terms of the Prepetition Term Loan Facilities, as amended, supplemented or otherwise modified through the Closing Date.

“Fiscal Month” means any calendar month ending on the last day of such calendar month.

“Fiscal Quarter” means a quarter ending on the last day of March, June, September or December.

“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2015 Fiscal Year”) refer to the Fiscal Year ending on December 31 of such calendar year.

“FLSA” means the Fair Labor Standards Act of 1938.

“Foreign Subsidiary” means any Subsidiary of a Borrower that is not a Subsidiary organized or incorporated under the laws of the United States, a state thereof or the District of Columbia.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP” is defined in Section 1.4.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means the government of the United States, any other nation, or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” is defined in clause (g) of Section 10.11.

“Hazardous Material” means

(a)

any “hazardous substance”, as defined by CERCLA;

(b)

any “hazardous waste”, as defined by the RCRA; or

(c)

any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable Environmental Law relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended.

“herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document.

“including” and “include” means including without limiting the generality of any description preceding such term, and, for purposes of each Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

“Indebtedness” of any Person means:

(a)

all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments or upon which interest payments are customarily made;

(b)

all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, banker’s acceptances, performance, surety or appeal bonds (or similar obligations) issued for the account of such Person;

(c)

all Capitalized Lease Liabilities of such Person;

(d)

all reimbursement, payment or other obligations or liabilities of such Person created or arising under any conditional sale or title retention agreement with respect to property used or acquired by such Person;

(e)

net hedging obligations of such Person;

(f)

whether or not so included as liabilities in accordance with GAAP, (i) all obligations of such Person to pay the deferred purchase price of property or services (including all reimbursement, payment or other obligations or liabilities of such Person created or arising under any conditional sale or title retention agreement with respect to property used or acquired by such Person) of the date of purchase of such goods and services (including all reimbursement, payment or other obligations or liabilities of such Person created or arising under any conditional sale or title retention agreement with respect to Property used or acquired by such Person), (ii) indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, and (iii) all trade accounts payable whether incurred in the Ordinary Course of Business or otherwise;

(g)

obligations arising under Synthetic Leases;

(h)

all Disqualified Capital Securities of such Person;

(i)

all Contingent Liabilities of such Person; and

(j)

all obligations referred to in clauses (a) through (i) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person.

The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Liabilities” is defined in Section 10.4.

“Indemnified Parties” is defined in Section 10.4.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Ineligible Assignee” means a natural Person, a Borrower, any Subsidiary of a Borrower and a Family Holder.

“Intellectual Property” has the meaning set forth in the Security Agreement.

“Intellectual Property Claim” means the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that a Credit Party’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property is violative of any ownership or other right to use any Intellectual Property of such Person.

“Intercreditor Agreements” means the (i) the First/Second Lien Intercreditor Agreement, (ii) the ABL-TL DIP Intercreditor Agreement and (iii) the Prepetition ABL/TL Intercreditor Agreement.

“Interest Period” means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Sections 2.2 or 2.3 and shall end on (but exclude) the day which numerically corresponds to such date one month thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in either case as the Borrowers may select in its relevant notice pursuant to Sections 2.2 or 2.3; provided, that,

(a)

the Borrowers shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than ten (10) different dates;

(b)

if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

(c)

no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan.

“Interim Financing Order” means an interim order or orders of the Bankruptcy Court entered in the Cases (i) authorizing and approving, among other things, on an interim basis, this Agreement, the other Loan Documents (including any guarantees of the Obligations hereunder), the ABL DIP Facility, the ABL DIP Documents, the extension of credit to the Borrowers in accordance with the terms hereof and thereof, and the transactions contemplated hereby and thereby, (ii) granting Liens on the Collateral, with the applicable priority thereof, and the Superpriority Claims, each as described in Section 6.7 and in the ABL-TL DIP Intercreditor Agreement, in favor of the Collateral Agent for the ratable benefit of the Secured Parties, and (iii) finding that the Lenders are extending credit to the Borrowers in good faith within the meaning of Section 364(e) of the Bankruptcy Code, substantially in the form of Exhibit H hereto (and as more fully described in Section 5.1.16 hereof), as such order or orders may be extended, amended, supplemented or modified in a manner satisfactory to the Required Lenders in their sole discretion.  The Interim Financing Order shall, among other things, (i) limit borrowings under the ABL DIP Facility to amounts set forth in the Budget (subject to Permitted Variances) and so long as no Event of Default has  occurred and is continuing, an amount no greater than $140,000,000; (ii) approve the payment by the Borrowers of all the fees provided for herein, in the Loan Documents and under the ABL DIP Facility, including, but not limited to the fees and expenses of the administrative agents under the Prepetition First Lien Term Loan Agreement and under the Second Lien Credit Agreement and their advisors, (iii) lift the automatic stay to permit the Borrowers to perform their respective obligations, and the Administrative Agent and the ABL Agent to exercise their respective remedies with respect to the Facility and the ABL DIP Facility, as applicable, (iv) permit the use of cash collateral of the Facility and loans under the ABL DIP Facility solely to pay expenditures pursuant to the Budget (subject to Permitted Variances) and otherwise on terms satisfactory to the Administrative Agent, (v) contain findings, subject to typical reservation of rights for non-debtor parties in Bankruptcy Court, that the obligations arising under the Prepetition Term Loan Facilities are due and owing and not subject to any defense, counterclaim, or setoff, that the liens and security interests securing the obligations arising under the Prepetition Term Loan Facilities are valid and duly perfected, and that any challenge by (a) third parties must be made within 60 days after the Petition Date, (b) 75 days following entry of the Interim Financing Order, if no statutory committee is appointed in the Cases (a “Committee”), or be forever barred, (c) any such later date agreed to in writing by the Administrative Agent and the ABL Agent, provided that in no event shall the Committee shall be permitted to expend no more than $25,000 to investigate or prosecute any such challenge; (vi) have such other findings, orders, and relief typical for financings of the type contemplated herein; and (vii) and otherwise be in form and substance satisfactory to the Administrative Agent.

“Inventory” means as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Credit Party’s business (but excluding Equipment).

“Investment” means any acquisition of all or substantially all assets of a Person; any acquisition of record or beneficial ownership of any Capital Securities of a Person; any advance or capital contribution to or other investment in a Person.

“Junior Financing” is defined in Section 7.2.14.

“Knowledge” means the actual knowledge of an individual engaging in the business of the Credit Parties in the Ordinary Course of Business, without special investigation or inquiry.

“Lender Assignment Agreement” means an assignment agreement substantially in the form of Exhibit C hereto.

“Lenders” is defined in the preamble.

“Lender’s Environmental Liability” means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages, (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys’ fees and expenses at trial and appellate levels and experts’ fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against the Administrative Agent or any Lender or any of such Person’s Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:

(a)

any Hazardous Material on, in, under or migrating from all or any portion of any Property of a Borrower or any of its Subsidiaries or the groundwater thereunder to the extent caused by Releases from a Borrower’s or any of its Subsidiaries’ or any of their respective predecessors’ properties;

(b)

any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 7.1.7 (as relates to Environmental Laws and Releases);

(c)

any violation or claim of violation by a Borrower or any of its Subsidiaries of any Environmental Laws; or

(d)

the imposition of any Lien for damages caused by, or the recovery of any costs with respect to, the cleanup, Release of Hazardous Material by a Borrower or any of its Subsidiaries, or in connection with any property owned by such Borrower or any of its Subsidiaries.

“LIBO Rate” means, relative to any Interest Period for LIBO Rate Loans, an annual rate equal to the greater of (i) 1.00% and (ii) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the beginning of the relevant Interest Period by reference to the ICE Benchmark Administration London Interbank Offered Rate for deposits in Dollars (as set forth by any service which has been nominated by the ICE Benchmark Administration as an authorized information vendor for the purpose of displaying such rates or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the ICE Benchmark Administration as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this clause (ii), the interest rate determined in accordance with this clause (ii) shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the beginning of such Interest Period.

“LIBO Rate Loan” means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

“LIBO Rate (Reserve Adjusted)” means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum determined pursuant to the following formula:

LIBO Rate (Reserve Adjusted)	=	LIBO Rate
1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect two Business Days before the first day of such Interest Period.

“LIBOR Office” means the office of a Lender designated as its “LIBOR Office” on Schedule II hereto or in a Lender Assignment Agreement, or such other office designated from time to time by written notice from such Lender to the Borrowers and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining the LIBO Rate Loans of such Lender.

“LIBOR Reserve Percentage” means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including “Eurocurrency Liabilities”, as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or security interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale or title retention arrangement, any Capitalized Lease Liability and any assignment, deposit arrangement or financing lease intended as security.

“Loan Documents” means, collectively, this Agreement, the Notes, the Security Documents, each other agreement pursuant to which the Administrative Agent is granted a Lien to secure all or any part of the Obligations, each Subsidiary Guaranty, the Intercreditor Agreements and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein.

“Loans” is defined in Section 2.1.

“Margin Stock” shall have the meaning ascribed to it in Regulation U of the Board of Governors of the Federal Reserve System.

“Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Borrowers and their Subsidiaries taken as a whole  (other than as a direct result of the events leading up to and following commencement of a proceeding under chapter 11 of the Bankruptcy Code and the

Cases and the continuation and prosecution thereof), (b) the rights and remedies of any Secured Party under any Loan Document, (c) the ability of any Credit Party to perform its Obligations under any Loan Document, (d) the legality, validity or enforceability of this Agreement or any other Loan Document or (e) the validity, perfection or priority of Liens with respect to any material portion of the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties (it being understood and agreed that a delisting of the publicly traded equity securities of Standard Register shall not, in and of itself, constitute a Material Adverse Effect).

“Material Contract” means an agreement to which a Credit Party is a party (other than the Loan Documents) (i) which is deemed to be a material contract as provided in Regulation S-K promulgated by the SEC under the Securities Act of 1933 or (ii) for which breach, termination, cancellation, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect, in each case excluding any contract that is rejected by a Credit Party in accordance with Section 365 of the Bankruptcy Code, with the Administrative Agent’s consent..

“Maturity Date” means the earliest of  (i) the Stated Maturity Date;  (ii) thirty days after the entry of the Interim DIP Financing Order if the Final DIP Financing Order has not been entered prior to or on such date; (iii) April 10, 2015, if the Sale Procedures Order has not been entered prior to or on such date; (iv) June 19, 2015, if the Sale Order has not been entered prior to or on such date; (v) sixty days after the entry of the Sale Order if the sale of the Borrowers’ assets pursuant to such order has not been closed for any reason other than (x) the issuance of a stay pending appeal from the Sale Order (in which case, the sixty-day period referred to in this clause (v) shall automatically be extended to the earlier of (A) the fifth business day following the day such stay ceases to be in effect or (B) the Stated Maturity Date, or (y) the winning bidder has failed to consummate the Acquisition, except as a result of a breach by Sellers of a representation or covenant in the Purchase Agreement; (vi) the “Termination Date” under and as defined in the Purchase Agreement occurs; (vii) the Sale Closing Date; (viii) the date that is 180 days after the date of the Purchase Agreement; (ix) the date that the substantial consummation (as defined in section 1101 of the Bankruptcy Code) of a plan of reorganization or liquidation is confirmed pursuant to an order entered by the Bankruptcy Court; and (x) the date the Stated Maturity Date is accelerated pursuant to Section 8.3 hereof.

“Money Borrowed” means, as applied to any Person, (i) Indebtedness arising from the lending of money by any other Person to such Person; (ii) Indebtedness, whether or not in any such case arising from the lending of money by another Person to such Person, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Liability; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of such Person under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by such Person.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means (a) each mortgage, deed of hypothec, debenture, pledge, deed of trust or agreement executed and delivered by any Credit Party in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the requirements of this Agreement in form and substance satisfactory to the Administrative Agent, under which a Lien is granted on the real property and fixtures described therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time, and (b) each Additional Mortgage delivered pursuant hereto.

“Multiemployer Plan” has the meaning set forth in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means, with respect to any Prepayment Event, (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable) received by or on behalf of a Borrower or any of its Subsidiaries in respect of such Prepayment Event or issuance, as the case may be, less (b) the sum of:

(i)

the amount, if any, of all taxes paid or estimated to be payable by such Borrower or any of its Subsidiaries in connection with such Prepayment Event,

(ii)

the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) associated with the assets that are the subject of such Prepayment Event and (y) retained by such Borrower or any of its Subsidiaries, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction;

(iii)

the amount of any Indebtedness secured by a Lien on the assets that are the subject of such Prepayment Event to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Prepayment Event;

(iv)

[reserved]; and

(v)

reasonable and customary fees.

“Non-U.S. Lender” means any Lender that is not a “United States person”, as defined under Section 7701(a)(30) of the Code.

“Note” means a promissory note of the Borrowers payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Obligations” means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrowers and each other Credit Party to the Secured Parties arising under or in connection with a Loan Document, including, but not limited to, the principal of and premium, if any, and interest (including interest accruing (or which would have accrued) during the pendency of any insolvency or like proceeding under the Bankruptcy Code, whether or not allowed in such proceeding) on the Loans as well as all fees and expenses (including attorneys’ fees and expenses) and indemnity payable to the Secured Parties hereunder.

“Ordinary Course of Business” means, with respect to any transaction involving any Person, the ordinary course of such Person’s business, as conducted by such Person in accordance with past practices and undertaken by such Person in good faith and not for the purpose of evading any covenant or restriction in any Loan Document.

“Organic Document” means, relative to any Credit Party, as applicable, its certificate or articles of incorporation, articles and memorandum of association, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Credit Party’s Capital Securities.

“OSHA” means the Occupational Safety and Hazard Act of 1970.

“Other Taxes” means any and all present or future stamp, documentary or similar Taxes, or any other excise or property Taxes or similar levies that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of, or otherwise with respect to, any Loan Document, but excluding, for the avoidance of doubt, any such Taxes arising in connection with any transfer, assignment or participation of any rights or obligations under this Agreement, or any change in lending office by any Lender, except if such transfer, assignment, participation or change in lending office is done at the request of a Borrower.

“Participant” is defined in clause (d) of Section 10.11.

“Participant Register” is defined in clause (d) of Section 10.11.

“Patent Security Agreement” means any Patent Security Agreement executed and delivered by any Credit Party in substantially the form of Exhibit A to the Security Agreement, as amended, supplemented, amended and restated or otherwise modified.

“Patriot Act” means the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended and supplemented from time to time.

“Payment Items” means all checks, drafts, or other items of payment payable to any Borrower, including proceeds of any of the Collateral.

“Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA, and to which a Borrower or any corporation, trade or business that is, along with such Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Percentage” means, relative to any Lender, the percentage set forth opposite its name on Schedule II hereto or set forth in a Lender Assignment Agreement, as such percentage may be adjusted from time to time (x) in accordance with Section 4.8 or (y) pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to Section 10.11.

“Permitted Contingent Obligations” means Contingent Liabilities (i) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (ii) [reserved]; (iii) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (iv) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (v) [reserved]; (vi) arising under the Loan Documents; (vii) incurred by any Credit Party in respect of Indebtedness of any Credit Party otherwise permitted hereunder; provided that (A) no Contingent Liability of the ABL Obligations or the Prepetition Term Loan Facilities or any Subordinated Indebtedness shall be permitted unless such party providing such Contingent Liability shall have also provided a Contingent Liability of the Obligations on the terms set forth herein, and (B) if the Indebtedness benefitting from the Contingent Liability is subordinated to the Obligations, such Contingent Liability shall be subordinated to the Subsidiary Guaranty of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness; or (viii) in an aggregate amount of $250,000.

“Permitted ABL Agent Discretion” means the ABL Administrative Agent's reasonable (from the perspective of a secured asset based lender with advance rates based on current assets) credit judgment based upon its consideration of any factor which ABL Administrative Agent believes (a) will or could reasonably be expected to materially and adversely affect in any respect the value of any ABL Priority Collateral, the enforceability or priority of any Liens in favor of ABL Administrative Agent or the amounts which ABL Administrative Agent and ABL Lenders would be likely to recover in the liquidation of such ABL Priority Collateral; (b) suggests that any collateral report, financial information or certificate delivered to ABL Administrative Agent by or on behalf of any Borrower with respect to any ABL Priority Collateral is incomplete, inaccurate or misleading in any material and adverse respect; or (c) creates or reasonably could be expected to create or result in a Default or Event of Default under the ABL DIP Credit Agreement.  In exercising such judgment, ABL Administrative Agent may consider factors already included or tested in determining Eligible Accounts and Eligible Inventory (each as defined in the ABL DIP Credit Agreement as of the date hereof) or in calculating the Borrowing Base or ABL Availability, as well as any of the following: (i) changes in collection history and dilution with respect to the Accounts (as defined in the ABL DIP Credit Agreement), (ii) changes in demand for, and pricing of, Inventory, (iii) changes in any concentration of risk with respect to the Accounts, (iv) changes in turnover statistics with respect to Inventory and/or Accounts, including actual versus historical and projected rates, and (v) any other factors, events, contingencies or circumstances that arise (or first become known to ABL Administrative Agent) after the Petition Date and that change the credit risk of lending to any Borrower on the security of the ABL Priority Collateral included in the Borrowing Base in any respect; provided, however, that (a) ABL Administrative Agent shall not increase the Availability Reserve (as defined in the ABL DIP Credit Agreement) solely in response to factors that already have been taken into account in excluding from the Borrowing Base calculation the whole or any part of any Accounts or Inventory; and (b) the amount of any addition made to the Availability Reserve pursuant to clause (viii) of the definition thereof shall bear a reasonable relationship to the impact of any such factors that ABL Administrative Agent seeks to mitigate.

“Permitted Liens” means:

(a)

Liens existing on the date hereof and listed on Part 1.1 of the Disclosure Schedule, other than Liens referred to in clause (c) of this definition;

(b)

subject to the ABL-TL DIP Intercreditor Agreement,] Liens securing ABL Obligations (as defined in the ABL-TL DIP Intercreditor Agreement);

(c)

subject to the First/Second Lien Intercreditor Agreement, Liens securing Indebtedness of the type permitted under clause (a) and clause (c) of Section 7.2.9;

(d)

Capitalized Lease Liabilities in existence and in the amounts outstanding on the Closing Date, as such amounts are reduced in accordance with the Budget;

(e)

Liens for Taxes which accrued post-petition and are not yet due and payable or are being Properly Contested;

(f)

statutory Liens arising after the Petition Date (other than Liens for Taxes, imposed under ERISA or in favor of the Pension Benefit Guaranty Corporation) arising in the Ordinary Course of Business, but only if payment of the obligations secured thereby is not yet due or is being Properly Contested;

(g)

Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Indebtedness for borrowed money), statutory obligations and other similar obligations, or arising after the Petition Date as a result of progress payments under government contracts, as long as such Liens are at all times junior to Liens granted under the Security Documents;

(h)

Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(i)

easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on real property, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(j)

bankers’ Liens with respect to depository account arrangements entered into in the Ordinary Course of Business securing obligations not past due;  and

(k)

Liens in respect of the Carve Out or otherwise created pursuant to the Financing Orders.

“Permitted Variances” means an unfavorable variance from the Budget not exceeding (a) 10.0% for each line item (other than “payroll”, “health & benefits”, “postage” and “Audit

Expense”), (b) 5.0% for payroll, (c) 5.0% for health & benefits, (d) 5.0% for postage, (e) 0.0% for Audit Expense, and (f) 5.0% with respect to cumulative net cash flows of the Borrowers and their subsidiaries (excluding amounts relating to payroll, health & benefits and postage), in each case for the period from the Petition Date through the measurement date at the end of each week. All variances shall be tested weekly on the Friday of such week, beginning with the four week period ending on April 3, 2015, and measured on a rolling four week basis thereafter.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

“Platform” is defined in Section 7.1.3.

“Prepayment Event” means any Asset Sale Prepayment Event, Casualty Event or Debt Incurrence Prepayment Event.

“Prepetition ABL Credit Agreement” is defined in the recitals to this Agreement.

“Prepetition ABL/TL Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of August 1, 2013, executed and delivered by Bank of America, N.A. as administrative agent under the Prepetition ABL Credit Facility, the Prepetition First Lien Term Loan Agent, the Second Lien Administrative Agent and the Credit Parties, pursuant to the terms of the Prepetition Term Loan Facilities, as amended, supplemented or otherwise modified through the Closing Date.

“Prepetition First Lien Term Loan Agent” means Silver Point Finance, LLC, as administrative agent under the Prepetition First Lien Term Loan Agreement.

“Prepetition First Lien Term Loan Agreement” means that certain First Lien Credit Agreement dated as of August 1, 2013 by and among Borrowers (as a Borrower or a Subsidiary Guarantor thereunder, as applicable), WorkflowOne LLC, the subsidiary guarantors party thereto, the lenders party thereto, and the Prepetition First Lien Term Loan Agent, as amended, restated, supplemented, or modified through the Closing Date.

“Prepetition Revolving Lenders” is defined in the recitals hereto.

“Prepetition Term Loan Facilities” means the documents governing, evidencing, securing or otherwise executed in connection with the Prepetition First Lien Term Loan Agreement and the Second Lien Credit Agreement together, in each case, with the loans, terms, agreements and Liens made, arising or existing in connection therewith.

“Professional Fee Budget” is defined in Section 7.1.3(k).

“Properly Contested” means in the case of any Indebtedness of a Credit Party (including any Taxes) that is not paid as and when due or payable by reason of such Credit Party’s bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Indebtedness is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Credit Party has established appropriate reserves as shall be required in conformity with GAAP, (iii) the non-payment of such Indebtedness will not have a Material Adverse Effect and will not result in a forfeiture of any assets of such Credit Party; (iv) no Lien is imposed upon any of such Credit Party’s assets with respect to such Indebtedness unless such Lien is at all times junior and subordinate in priority to the Liens in favor of the Collateral Agent (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if the Indebtedness results from, or is determined by the entry, rendition or issuance against a Credit Party or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Credit Party, such Credit Party forthwith pays such Indebtedness and all penalties, interest and other amounts due in connection therewith.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed and whether tangible or intangible.

“Public Lender” is defined in Section 7.1.3.

“Purchase Agreement” means that certain Asset Purchase Agreement dated on or about the date hereof by and among the Purchaser, the Debtors (as sellers) as amended, supplemented or otherwise modified with the consent of the Administrative Agent and the Required Lenders.

“Purchaser” means Standard Acquisition Holdings, LLC, a Delaware Limited Liability Company, and its designee, successors or assigns.

“Qualified Equity Interests” means any Capital Securities that are not a Disqualified Capital Securities.

“RCRA” means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.

“Register” is defined in clause (a) of Section 2.5.

“Release” means a “release”, as such term is defined in CERCLA or any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Replacement Lender” is defined in Section 4.10.

“Replacement Notice” is defined in Section 4.10.

“Reportable Event” means any of the events set forth in Section 4043(b) of ERISA.

“Required Lenders” means, at any time, Lenders holding more than 50% of the aggregate principal amount of the then outstanding Loans.

“Restricted Investment” means any Investment by a Credit Party or Subsidiary, other than (i) Investments in the Borrowers or in any Subsidiary Guarantor formed or acquired after the Closing Date; (ii) Cash Equivalents that are pledged as Collateral; and (iii) loans and advances permitted under Section 7.2.11.

“Restrictive Agreement” means an agreement (other than any of the Loan Documents) that, if and for so long as a Credit Party or any Subsidiary of such Credit Party is a party thereto, would prohibit, condition or restrict such Credit Party’s or Subsidiary’s right to incur or repay Indebtedness for Money Borrowed (including any of the Obligations); grant Liens upon any of such Credit Party’s or Subsidiary’s assets (including Liens granted in favor of the Collateral Agent pursuant to the Loan Documents); declare or make Distributions; amend, modify, extend or renew any agreement evidencing Indebtedness for Money Borrowed (including any of the Loan Documents); or repay any Indebtedness owed to any Credit Party.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Sale Closing Date” means the date the Acquisition is consummated.

“Sale Covenants” is defined in Section 7.1.20.

“Sale Motion” is defined in Section 5.1.19.

“Sale Order” means an order of the Bankruptcy Court approving the Sale Motion, the Purchase Agreement, and the Acquisition and providing for the payment in full in cash of the Obligations under the Facility on the Sale Closing Date.

“SEC” means the Securities and Exchange Commission.

“Second Lien Administrative Agent” means the “Administrative Agent” as defined in the Second Lien Credit Agreement (or such corresponding term in the event the Second Lien Credit Agreement is refinanced in accordance with the terms hereof).

“Second Lien Credit Agreement” means that certain Second Lien Credit Agreement, dated as of August 1, 2013, among Standard Register, the other Borrowers (as subsidiary guarantors thereunder), the various financial institutions and other Persons from time to time party thereto as lenders, the Second Lien Administrative Agent and the other Persons party thereto as agents, as amended, supplemented or otherwise modified through the Closing Date.

“Second Lien Loans” means the “Loans” as defined in the Second Lien Credit Agreement (or such corresponding term in the event the Second Lien Credit Agreement is refinanced in accordance with the terms hereof) and references herein to “Term A Second Lien Loan”, “Term B Second Lien Loan” and “Term C Second Lien Loan” shall mean “Term A Loan”, “Term B Loan” and “Term C Loan” as defined in the Second Lien Credit Agreement as of the date hereof.

“Secured Parties” means, collectively, the Lenders, the Administrative Agent and (in each case) each of their respective successors, transferees and assigns.

“Security Agreement” means the Pledge and Security Agreement dated as of the date hereof executed and delivered by an Authorized Officer of each Borrower and its Subsidiaries, substantially in the form of Exhibit F hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Security Documents” means, collectively, (a) the Financing Orders, (b) the Subsidiary Guaranty, (c) the Security Agreement, (d) each Mortgage and Additional Mortgage, (e) the Copyright Security Agreement, (f) the Patent Security Agreement, (g) the Trademark Security Agreement and (h) each other security agreement or other interest or document executed and delivered pursuant to Section 7.1.7 or any of the Security Documents to secure any of the Obligations.

“Silver Point” means Silver Point Finance, LLC.

“SPC” is defined in clause (g) of Section 10.11.

“Stated Maturity Date” means September 8, 2015.

“Subordinated Indebtedness” means Indebtedness incurred by a Credit Party that (i) is expressly subordinate and junior in right of payment to full payment of all Obligations, (ii) has a stated maturity at least one year after the stated maturity date of the Second Lien Loans, (iii) does not provide for payment of interest in cash or otherwise than through the capitalization thereof, and (iv) is otherwise on terms satisfactory to the Administrative Agent.

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.  Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of a Borrower.

“Subsidiary Guarantor” means each Subsidiary that has executed and delivered to the Administrative Agent the Subsidiary Guaranty (including by means of a delivery of a supplement thereto).

“Subsidiary Guaranty” means the subsidiary guaranty dated as of the date hereof executed and delivered by an Authorized Officer of each Subsidiary pursuant to the terms of this Agreement, in the form and substance acceptable to the Administrative Agent, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Superpriority Claim” means a superpriority administrative expense claim with priority over any and all other obligations, liabilities and indebtedness, now existing or hereafter arising, of any kind whatsoever, including any and all administrative expenses or other claims of the kind specified in or arising under sections 105, 326, 328, 330, 331, 503(b), 506(c), 507, 546(c), 552(b), 726, 1113 or 1114 of the Bankruptcy Code.

“Synthetic Lease” means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

“Taxes” means any and all taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings (including backup withholdings), now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

“Term Loan Commitment” means mean the commitment of a Lender to make or otherwise fund Loans hereunder pursuant to Section 2.1, as the same may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.11; and “Term Loan Commitments” means such commitments of all such Lenders in the aggregate.  The amount of each Lender’s Term Loan Commitment as of the Closing Date is set forth on Schedule III.  The aggregate amount of the Term Loan Commitments as of the Closing Date is $30,000,000.

“Term Loan Priority Collateral” is defined in the ABL-TL DIP Intercreditor Agreement.

“Termination Date” means the date on which all Obligations have been indefeasibly paid in full in cash.

“Terrorism Laws” means any of the following (a) Executive Order 13224 issued by the President of the United States, (b) the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), (c) the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), (d) the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), (e) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (as it may be subsequently codified), (f) all other present and future legal requirements of any Governmental Authority addressing, relating to, or attempting to eliminate, terrorist acts and acts of war and (g) any regulations promulgated pursuant thereto or pursuant to any legal requirements of any Governmental Authority governing terrorist acts or acts of war.

“Trademark Security Agreement” means any Trademark Security Agreement dated as of the date hereof executed and delivered by any Credit Party substantially in the form of Exhibit B to the Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Transactions” means, collectively, the filing of the Sale Motion, the consummation of the Acquisition, the execution and delivery by the parties of the Purchase Agreement, the filing of the Cases, the filing of the First Day Motions, the execution and delivery of this Agreement and the other Loan Documents, the closing and effectiveness of the ABL DIP Facility and the making of any Revolver Loans thereunder on the Closing Date, the payment of the fees and expenses incurred in connection with any of the foregoing transactions that are required to be paid on the Closing Date and all other transactions contemplated under any of the foregoing.

“Transaction Documents” means, collectively, this Agreement and the other Loan Documents, the Financing Orders, the Purchase Agreement, the ABL DIP Documents and each other document delivered in connection with any of the foregoing, whether or not specifically mentioned herein or therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

“type” means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

“UCC”  means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if, with respect to any Filing Statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any Filing Statement relating to such perfection or effect of perfection or non-perfection.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“Upstream Payment” means a Distribution by a Subsidiary of a Credit Party to such Credit Party.

“Voting Power” means, with respect to any Person, the power ordinarily (without the occurrence of a contingency) to elect the members of the Board of Directors (or Persons performing similar functions) of such Person.

“Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“wholly owned Subsidiary” means any Subsidiary all of the outstanding Capital Securities of which (other than any director’s qualifying shares or investments by foreign nationals mandated by Applicable Laws) is owned directly or indirectly by a Borrower.

“Wind Down Amount” means the sum of (i) allowed, accrued and unpaid professional fees in accordance with the Professional Fee Budget not to exceed $2,600,000 (if allowed prior to or after the consummation of the Purchase Agreement), plus (ii) $225,000, plus (iii) the amount of unpaid fees of Lazard Fréres & Co. LLC accrued as of the Sale Closing Date in connection with, and due upon the consummation of, the transactions contemplated by the Purchase Agreement, as approved by the Bankruptcy Court and accepted by the Administrative Agent in its sole discretion, plus (iv) the amount of unpaid valid sale and use taxes payable by a Borrower and incurred after the Petition Date, plus (v) the amount of management incentive plan payments approved by the Bankruptcy Court and accepted by the Administrative Agent in its sole discretion.

“Wind Down Funding Loan” means a Loan in an amount equal to the Wind Down Amount, deemed requested by Borrowers and made by the Lenders on the Sale Closing Date immediately prior to the consummation of the Acquisition in accordance with Section 5.2 hereof.

1.2

Use of Defined Terms.  Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the Disclosure Schedule.

1.3

Cross-References.  Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

1.4

Accounting and Financial Determinations.  Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 7.2.17 and the definitions used in such calculations) shall be made, in accordance with those generally accepted accounting principles in effect in the United States (“GAAP”).  Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrowers and their Subsidiaries (and, to the extent applicable and unless otherwise specified, any predecessor company), in each case without duplication.

ARTICLE 2

LOANS, CLOSING RATE AND NOTES

2.1

Loans.  On the terms and subject to the satisfaction (or waiver in writing by the Administrative Agent) of the conditions precedent set forth in Section 5.1 hereof and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, each Lender having a Term Loan Commitment identified on Schedule III agrees, severally and not jointly, from time to time upon receipt of a written request from Standard Register (on behalf of the Borrowers) during the period commencing on the Closing Date and ending on the Maturity Date, to make a term loan (each a “Loan”) in Dollars to the Borrowers, in a principal amount that, together with all prior Loans made by such Lender will not result in such Lender exceeding its Term Loan Commitment; provided that the Borrowers may request no more than five (5) such Loans during each successive 30 day period.  Amounts prepaid or repaid in respect of Loans may not be reborrowed.  All Loans shall constitute a single class of Loans for all purposes hereunder.  The Term Loan Commitment of each Lender shall automatically be reduced or terminate, as the case may be, by the amount of and after giving effect to the funding of each Loan made by such Lender.  The outstanding principal amount of all Loans, together with accrued and unpaid interest thereon, shall be due and payable on the Maturity Date.

2.2

Loan Rate; Borrowing Procedures.  All of the Loans shall be LIBO Rate Loans with an Interest Period of one (1) month.  Each Loan shall be made pursuant to a written request by Standard Register on behalf of the Borrowers, delivered to Administrative Agent and received by Administrative Agent no later than 11:00 a.m. on the Business Day that is three (3) Business Days prior to the requested funding date for such Loan, which request shall specify the requested amount of such Loan and the requested funding date (which shall be a Business Day).

2.3

Continuation and Conversion Elections.  By delivering a Continuation / Conversion Notice to the Administrative Agent on or before 1:00 p.m., New York time, on a Business Day, the Borrowers may from time to time irrevocably elect, on not less than one (1) Business Days’ notice in the case of Base Rate Loans, or three (3) Business Days’ notice in the case of LIBO Rate Loans, and in either case not more than five (5) Business Days’ notice, that all, or any portion in an aggregate minimum amount of $1,000,000 and an integral multiple of $250,000 be, in the case of Base Rate Loans, converted into LIBO Rate Loans, or in the case of LIBO Rate Loans, converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three (3) Business Days (but not more than five (5) Business Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided that, (i) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.  Each such irrevocable request may be made by telephone confirmed promptly by facsimile to the Administrative Agent of the applicable Continuation/Conversion Notice.  The conversion of a Base Rate Loan into a LIBO Rate Loan or a LIBO Rate Loan into a Base Rate Loan shall not effect a novation of the Loan so converted.

2.4

Funding.  Each Lender may, if it so elects, fulfill its obligation to continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided that, such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrowers to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility.  In addition, the Borrowers hereby consent and agree that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office’s interbank Eurodollar market.

2.5

Register; Notes.  The Register shall be maintained on the following terms:

(a)

Each Borrower hereby designates the Administrative Agent to serve as such Borrower’s agent, solely for the purpose of this clause, to maintain a register (the “Register”) on which the Administrative Agent will record the Loans issued by the Borrowers hereunder and held by each Lender (and SPC), each repayment in respect of the principal amount of the Loans, and each assignment or transfer of an interest in any Loan made pursuant to Section 10.11, annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 10.11.  Failure to make any recordation, or any error in such recordation, shall not affect any Credit Party’s Obligations.  The entries in the Register shall be conclusive and binding in the absence of manifest error, and the Borrowers, the

Administrative Agent, and the Lenders (including any SPC) shall treat each Person in whose name a Loan is registered as the owner thereof for the purposes of all Loan Documents, notwithstanding notice or any provision herein to the contrary.  Any assignment or transfer of the Loans made pursuant hereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement that has been executed by the requisite parties pursuant to Section 10.11.  No assignment or transfer of a Lender’s (or SPC’s) Loans shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

(b)

Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to each Lender a Note evidencing the Loans held by, and payable to the order of, such Lender in a maximum principal amount equal to such Lender’s Percentage of the Loan.  Each Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby.  Such notations shall, to the extent not inconsistent with notations made by the Administrative Agent in the Register, be conclusive and binding on each Credit Party absent manifest error; provided that, the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Credit Party.

ARTICLE 3

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

3.1

Repayments and Prepayments; Application.  The Borrowers agree that the Loans shall be repaid and prepaid pursuant to the following terms.

3.1.1

Repayments and Prepayments.  The Borrowers shall repay in full the unpaid principal amount of each Loan on the Maturity Date.  Prior thereto, payments and prepayments of the Loans shall or may be made as set forth below.

(a)

From time to time on any Business Day, the Borrowers may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided that, (i) all such voluntary prepayments shall require, in the case of Base Rate Loans at least the same Business Day’s prior notice (such notice to be delivered before noon New York time on such day), and in the case of LIBO Rate Loans at least three (3) Business Days’ prior notice (such notice to be delivered before noon New York time on such day), and in either case not more than five (5) Business Days’ prior irrevocable notice to the Administrative Agent (which notice may be telephonic so long as such notice is confirmed in writing within 24 hours thereafter and such notice to be delivered before noon New York time on such day); and (ii) all such voluntary partial prepayments shall be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $100,000 and an integral multiple of $50,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $100,000 and an integral multiple of $50,000.  Each notice of prepayment sent pursuant to this clause shall specify the prepayment date and the principal amount of each Loan (or portion thereof)

to be prepaid.  Each such notice shall be irrevocable and shall commit the Borrowers to prepay such Loan (or portion thereof) by the amount stated therein on the date stated therein.  All prepayments under this clause shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

(b)

[Reserved].

(c)

On each occasion that a Prepayment Event occurs, the Borrowers shall, within one (1) Business Day after the occurrence of a Debt Incurrence Prepayment Event and within two (2) Business Days after the occurrence of any other Prepayment Event, prepay, in accordance with Section 3.1.2 below, the principal amount of Loans in an amount equal to 100% of the Net Cash Proceeds from such Prepayment Event.  If all or substantially all of the Capital Securities of any Credit Party are sold or any Credit Party is sold as a going concern on any date, the sale proceeds shall be allocated as set forth in the applicable Intercreditor Agreements.

(d)

[Reserved].

(e)

Immediately upon the occurrence of the Maturity date, including any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.3, or otherwise, the Borrowers shall repay all the Loans, unless, pursuant to Section 8.3, only a portion of all the Loans is so accelerated (in which case the portion so accelerated shall be so repaid).

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4.

3.1.2

Application.  Amounts prepaid pursuant to Section 3.1.1 shall be applied as set forth in this Section.

(a)

Subject to clause (b), each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, subject to the terms of Section 4.4, to the principal amount thereof being maintained as LIBO Rate Loans, in each case in a manner that minimizes the amount of any payments required to be made by the Borrowers pursuant to Section 4.4.

(b)

At any time that a payment or prepayment is made pursuant to Section 3.1.1 hereof, all payments remitted to Administrative Agent by the Credit Parties and all proceeds of Collateral received by the Collateral Agent shall be applied as follows:

first, to pay any fee and expenses (including cost or expense reimbursements) or indemnities then due to the Administrative Agent or the Collateral Agent from the Credit Parties under the Loan Documents, until paid in full, second, to pay interest due in respect of all Loans until paid in full,

third, to pay the principal of all Loans until paid in full,

fourth, to pay any other Obligations owing to any Lender,

fifth, to Borrowers (to be wired to the applicable designated account) or such other Person entitled thereto under applicable law.

The Administrative Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive.

3.2

Interest Provisions.  Interest on the outstanding principal amount of the Loans shall accrue and be payable in accordance with the terms set forth below.

3.2.1

Rates. Subject to Section 2.3, pursuant to an appropriately delivered Continuation/Conversion Notice, the Borrowers may elect that the Loans accrue interest at a rate per annum:

(a)

on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate, from time to time in effect plus the Applicable Margin; and

(b)

on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

3.2.2

Post-Default Rates.

(a)

If any amount of principal of any Loan is not paid when due (without regard to applicable grace periods), whether at stated maturity, by acceleration, or otherwise, then such amount shall bear interest (after as well as before judgment) at a rate per annum at all times equal to the rate of interest that otherwise would be applicable to such Loan plus 2% per annum, to the fullest extent permitted by law;

(b)

If any amount (other than principal of any Loan) payable by the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall bear interest (after as well as before judgment) at a rate per annum at all times equal to the Base Rate from time to time in effect, plus the Applicable Margin for Loans accruing interest at the Base Rate, plus a margin of 2% per annum, to the fullest extent permitted by law;

(c)

[Reserved]; and

(d)

After the date that any other Event of Default has occurred for any reason and be continuing, the Borrowers shall pay interest (after as well as before judgment) on all outstanding Obligations at a rate per annum equal to (a) in the case of principal on any Loan, the rate of interest that otherwise would be applicable to such Loan plus 2% per annum; and (b) in the case of overdue interest, fees, and other monetary Obligations, the Base Rate from time to time in effect, plus the Applicable Margin for Loans accruing interest at the Base Rate, plus a margin of 2% per annum, in each case, to the fullest extent permitted by law.

3.2.3

Payment Dates.  Interest accrued on each Loan shall be payable, without duplication:

(a)

on the Maturity Date;

(b)

except as set forth in clause (c) below, on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

(c)

with respect to Base Rate Loans, on the last Business Day of each month occurring after the Closing Date;

(d)

with respect to LIBO Rate Loans, on the last day of each applicable Interest Period;

(e)

with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

(f)

on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

(g)

Interest accrued on Loans or other monetary Obligations after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

3.3

Fees.  The Borrowers shall pay to the Administrative Agent,

3.3.1

for the ratable account of the Lenders, on the Closing Date, a closing fee in the amount of $1,050,000;

3.3.2

for the ratable account of the Lenders, a commitment fee in an amount equal to 1.00% per annum times the result of (i) the aggregate amount of the Term Loan Commitments hereunder, less (ii) the average aggregate outstanding principal balance of Loans during the immediately preceding month (or portion thereof), which commitment fee shall be due and payable on the first day of each month from and after the Closing Date up to the first day of the month prior to the date on which the Obligations are paid in full and on the date on which the Obligations are paid in full; and

3.3.3

for its own account, a collateral monitoring fee in the amount of $10,000, payable in advance on the Closing Date, and on the first Business Day of each month thereafter.

3.3.4

 All such fees shall be non-refundable.

3.4

Nature of Obligations.

3.4.1

Joint and Several Nature.  Each Borrower shall be liable for, on a joint and several basis, and hereby guarantees the timely payment by all other Borrowers of, all of the Loans and other Obligations, regardless of which Borrower actually may have received the proceeds of any Loan or other extensions of credit hereunder or the amount of such Loans received or the manner in which Administrative Agent or any Lender accounts for such Loans or other extensions of credit on its books and records, it being acknowledged and agreed that Loans to any Borrower inure to the mutual benefit of all Borrowers and that the Administrative Agent and Lenders are relying on the joint and several liability of Borrowers in extending the Loans and other financial accommodations hereunder.  Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, interest owed on, or other amount owing with respect to any of the Loans or other Obligations, such Borrower shall forthwith pay the same, without notice or demand.

3.4.2

Unconditional Nature of Liability.  Each Borrower’s liability hereunder with respect to, and guaranty of the Obligations (as provided for in Section 3.4.1 above) shall be absolute, unconditional and irrevocable irrespective of (i) any lack of validity, legality or enforceability of any Loan Document, (ii) the failure of any Secured Party (A) to assert any claim or demand or to enforce any right or remedy against the Borrowers or any other Person (including a guarantor) under the provisions of any Loan Document or otherwise, or (B) to exercise any right or remedy against any other borrower (including the Borrowers) of, or collateral securing, any Obligations, (iii) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation, (iv) any reduction, limitation, impairment or termination of any Obligations (except in the case of the occurrence of the Termination Date) for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Borrower hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise, (v) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document, (vi) any addition, exchange or release of any collateral or of any Person that is (or will become) a borrower (including the Borrowers hereunder) of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or (vii) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrowers, any surety or any guarantor.

3.4.3

Partial Release of Liability for Obligations.  No payment or payments made by an Credit Party or received or collected by the Administrative Agent from the Borrowers or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Borrowers for the balance of Obligations remaining due under this Agreement, and the Borrowers shall remain liable for the payment and performance of all Obligations until the Termination Date.

3.4.4

Postponement of Subrogation, Etc.  Each Borrower agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party, nor shall any Borrower seek or be entitled to seek any contribution or reimbursement from any Credit Party, in respect of any payment made under any Loan Document or otherwise, until following the Termination Date.  Any amount paid to the Borrowers on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Secured Parties in the exact form received by the applicable Borrower (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement; provided, however, that if a Borrower has made payment to the Secured Parties of all or any part of the Obligations and the Termination Date has occurred, then at the Borrowers’ written request, the Administrative Agent (on behalf of the Secured Parties) will, at the expense of the Borrowers, execute and deliver to the Borrowers appropriate documents (in form and substance satisfactory to the Administrative Agent and without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Borrowers of an interest in the Obligations resulting from such payment.  In furtherance of the foregoing, at all times prior to the Termination Date, the Borrowers shall refrain from taking any action or commencing any proceeding against any Credit Party (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under Section 3.4.1 to any Secured Party.

ARTICLE 4

CERTAIN LIBO RATE AND OTHER PROVISIONS

4.1

LIBO Rate Lending Unlawful.  If any Lender shall determine (which determination shall, upon notice thereof to the Borrowers and the Administrative Agent, be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue or convert any such LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans payable to such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

4.2

Deposits Unavailable.  If the Administrative Agent shall have determined that (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market; or (b) by reason of circumstances affecting its relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans; then, upon notice from the Administrative Agent to the Borrowers and the Lenders, the

obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

4.3

Increased LIBO Rate Loan Costs, etc.  Each Borrower agrees, jointly and severally, to reimburse each Secured Party for any increase in the cost to such Secured Party of, or any reduction in the amount of any sum receivable by such Secured Party in respect of, such Secured Party’s Loans hereunder (including the making, continuing or maintaining (or of its obligation to make or continue) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans) that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase in after the Closing Date of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority, except for such changes with respect to increased capital costs  (which are governed by Section 4.5), any Indemnified Taxes or any Excluded Taxes.  Each affected Secured Party shall promptly notify the Administrative Agent and the Borrowers in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate such Secured Party for such increased cost or reduced amount.  Such additional amounts shall be payable by the Borrowers directly to such Secured Party within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

4.4

Funding Losses.  In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or continue any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of:

(a)

any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Article 3 or otherwise;

(b)

any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor; or

(c)

any LIBO Rate Loans not being prepaid in accordance with any notice delivered pursuant to clause (a) of Section 3.1.1 (as a result of a revocation of such notice or as a result of such payment not being made);

but in each case other than due to such Lender’s failure to fulfill its obligations hereunder then, upon the written notice of such Lender to the Borrowers, the Borrowers shall, within ten (10) days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense.  Such written notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

4.5

Increased Capital Costs.  In the event that any Lender shall determine (which determination shall, absent demonstrable error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or the adoption, effectiveness, interpretation, reinterpretation or phase in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law), or change in the administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof (provided that, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in law” for the purposes of the foregoing, regardless of the date enacted, adopted or issued), or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Governmental Authority (whether or not having the force of law): (i) affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person’s capital as a consequence of the Loans held by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, (ii) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (iii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Rate Loans that are reflected in the definition of Adjusted LIBOR Rate); or (iv) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, within three (3) Business Days of receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender on an after tax basis for any such increased cost or reduction in amounts received or receivable hereunder.  Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 4.5, which statement shall be conclusive and binding upon all parties hereto absent demonstrable error.  In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

4.6

Taxes.  Each Borrower covenants and agrees as follows with respect to Taxes.

(a)

Any and all payments by or on account of the Borrowers or any other Credit Party under any Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes except to the extent that deduction or withholding of such Taxes is required by Applicable Law.  In the event that any such Taxes are required by Applicable Law to be deducted or withheld from any payment required to be made by or on behalf of the Borrowers or any other Credit Party under any Loan Document, then:

(i)

subject to clause (f), if such Taxes are Indemnified Taxes or Other Taxes, the Borrowers and each Credit Party shall increase the amount of such payment so that each Secured Party receives an amount equal to the amount it would have received had no such deduction or withholding been made; and

(ii)

the Borrowers or the Administrative Agent (as applicable) shall withhold the full amount of such Taxes from such payment (as increased pursuant to clause (a)(i)) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with Applicable Law.

(b)

In addition, the Borrowers shall pay all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with Applicable Law, or at the option of the Administrative Agent, timely reimburse it for the payment of Other Taxes.

(c)

The Borrowers shall furnish to the Administrative Agent, as promptly as reasonably practicable after any such payment is made, an official receipt (or a certified copy thereof) or other proof of payment satisfactory to the Administrative Agent, acting reasonably, evidencing the payment of such Taxes or Other Taxes.  The Administrative Agent shall make copies thereof available to any Lender upon request therefor.

(d)

Subject to clause (f), the Borrowers, jointly and severally, shall indemnify each Secured Party for any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on, or attributable to, amounts payable under this Section 4.6) paid by such Secured Party, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority.  With respect to the indemnification provided in this Section 4.6(d), such indemnification shall be made within 10 days after the date such Secured Party makes written demand therefor.

(e)

Each Lender making Loans to the Borrowers, on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon the request of the Borrowers or the Administrative Agent, but only to the extent that such Lender is legally entitled to do so), shall deliver to the Borrowers and the Administrative Agent either (i) in the case of a Non-U.S. Lender, two duly completed copies of either (x) Internal Revenue Service Form W-8BEN-E, W-8BEN or W-8IMY claiming eligibility of a Non-U.S. Lender for benefits of an income tax treaty to which the United States is a party or (y) Internal Revenue Service Form W-8ECI, or in either case an applicable successor form; (ii) in the case of a Non-U.S. Lender that is not legally entitled to deliver either form listed in clause (e)(i), (x) a certificate to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Standard Register within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (referred to as an “Exemption Certificate”) and (y) two duly completed copies of Internal Revenue Service Form W-8BEN-E, W-8BEN or W-8IMY or applicable successor form, or (iii) in the case of a Lender that is not a Non-U.S. Lender, two duly completed copies of Internal Revenue Service form W-9 or applicable successor form, and  (iv) in the case of any Lender, such documentation as is reasonably requested by the Borrowers or the Administrative Agent to comply with FATCA.  The Administrative Agent shall deliver to the Borrowers such IRS forms as are required to ensure that payments made to the Administrative Agent are not subject to withholding, but only to the extent that the Administrative Agent is legally entitled to do so.  Each Lender agrees to promptly notify the Borrowers and the Administrative Agent in writing of any change in circumstances which would modify or render invalid any claimed exemption or reduction.  In addition, each Lender shall timely deliver to the Borrowers and the Administrative Agent two further copies of such Form W-8BEN-E, W-8BEN, W-8IMY, W-8ECI or W-9 or successor forms on or before the date that any previously executed form expires or becomes obsolete, or after the occurrence of any event requiring a change in the most recent form delivered by such Person to the Borrowers.

(f)

The Borrowers shall not be obligated to pay any additional amounts to any Secured Party pursuant to clause (a)(i), or to indemnify any Secured Party pursuant to clause (d), in respect of United States federal withholding Taxes to the extent imposed as a result of (i) the failure, inability or ineligibility of such Secured Party to deliver to the Borrowers the form or forms and/or an Exemption Certificate, as applicable to such Secured Party, pursuant to clause (e), (ii) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding Tax or the information or certifications made therein by the Secured Party being untrue or inaccurate on the date delivered in any material respect, or (iii) the Secured Party designating a successor lending office at which it maintains its Loans which has the effect of causing such Secured Party to become obligated for Tax payments in excess of those in effect immediately prior to such designation; provided that, the Borrowers shall be obligated to pay additional amounts to any such Secured Party pursuant to clause (a)(i), and to indemnify any such Secured Party pursuant to clause (d), in respect of United States federal withholding Taxes if (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or Exemption Certificate to establish a complete exemption from U.S. federal withholding Tax resulted from a change in any applicable statute, treaty, regulation or other Applicable Law or any official interpretation of any of the foregoing occurring after the Closing Date (or in the case of an Assignee Lender, after the date of the assignment, except to the extent that the applicable assigning lender was entitled to receive additional amounts with respect to such United States Federal withholding Taxes), which change rendered such Secured Party no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding Tax, (ii) the redesignation of the Secured Party’s lending office was made at the request of a Borrower or (iii) the obligation to pay any additional amounts to any such Secured Party pursuant to clause (a)(i) or to indemnify any such Secured Party pursuant to clause (d) is with respect to an Assignee Lender that becomes an Assignee Lender as a result of an assignment made at the request of a Borrower.

(g)

In the event that any Lender or the Administrative Agent determines in its sole discretion that it has received a refund in respect of Taxes or Other Taxes as to which it has been paid additional amounts by the Borrowers pursuant to clause (a) or indemnified by the Borrowers pursuant to clause (d) and such Lender or the Administrative Agent, as applicable, determines in its good faith judgment that such refund is attributable to such additional amounts or indemnification, then such Lender or Administrative Agent shall promptly notify the Administrative Agent and the Borrowers, and shall, within 30 Business Days of receipt of such refund remit to the Borrowers, net of all out-of-pocket expenses (including Taxes) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrowers, upon request of the Lender or the Administrative Agent, shall repay to the Lender or the Administrative Agent the amount paid over pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that the Lender or the Administrative Agent is required to repay such refund to such Governmental Authority and, provided further, that in no event will the Lender or the Administrative Agent be required to pay any amount pursuant to this clause (g) the payment of which would place the Lender or Administrative Agent in a less favorable net after-Tax position than it would have been if the Indemnified Taxes or Other Taxes had not been imposed and the corresponding additional amounts or indemnification payment not been made.  Neither the Lenders nor the Administrative Agent shall be obligated to disclose information regarding its tax affairs or computations, including their tax returns, to the Borrowers in connection with this clause (g) or any other provision of this Section that such Lender or the Administrative Agent deems confidential.

4.7

Payments, Computations; Proceeds of Collateral, etc.  (a)  Unless otherwise expressly provided in a Loan Document, all payments by the Borrowers pursuant to each Loan Document shall be made by the Borrowers to the Administrative Agent for the pro rata account of the Secured Parties entitled to receive such payment.  All payments shall be made without setoff, deduction or counterclaim not later than 11:00 a.m. New York time on the date due in same day or immediately available funds to such account as the Administrative Agent shall specify from time to time by notice to the Borrowers.  Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day.  The Administrative Agent shall promptly remit in same day funds to each Secured Party its share, if any, of such payments received by the Administrative Agent for the account of such Secured Party.  All interest (including interest on LIBO Rate Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (calculated at other than the Federal Funds Rate), 365 days or, if appropriate, 366 days).  Payments due on other than a Business Day shall (except as otherwise required by clause (b) of the proviso in the definition of “Interest

Period”) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

(b)

After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon written direction from the Required Lenders, shall (subject to the provisions of the Intercreditor Agreements), apply all amounts received under the Loan Documents (including from the proceeds of Collateral) or under Applicable Law shall be applied upon receipt to the Obligations as follows: (i) first, to the payment of all Obligations in respect of fees, expense reimbursements, indemnities and other amounts owing to the Administrative Agent, in its capacity as the Administrative Agent (including the fees and expenses of counsel to the Administrative Agent), (ii) second, after payment in full in cash of the amounts specified in clause (b)(i), to the ratable payment of all interest (including interest accruing (or which would accrue) after the commencement of a proceeding in bankruptcy, insolvency or similar law, whether or not permitted as a claim under such law) and fees owing under the Loan Documents, and all costs and expenses owing to the Secured Parties pursuant to the terms of the Loan Documents, until paid in full in cash, (iii) third, after payment in full in cash of the amounts specified in clauses (b)(i) and (b)(ii), to the ratable payment of the principal amount of the Loans then outstanding, (iv) fourth, after payment in full in cash of the amounts specified in clauses (b)(i) through (b)(iii), to the ratable payment of all other Obligations owing to the Secured Parties, and (v) fifth, after payment in full in cash of the amounts specified in clauses (b)(i) through (b)(iv), and following the Termination Date, to each applicable Credit Party or any other Person lawfully entitled to receive such surplus.

4.8

Sharing of Payments.  If any Secured Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 or 4.6) in excess of its pro rata share of payments obtained by all Secured Parties, such Secured Party shall purchase for cash at face value from the other Secured Parties such participations in Loans held by them as shall be necessary to cause such purchasing Secured Party to share the excess payment or other recovery ratably (to the extent such other Secured Parties were entitled to receive a portion of such payment or recovery) with each of them; provided that, if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Secured Party, the purchase shall be rescinded and each Secured Party which has sold a participation to the purchasing Secured Party shall repay to the purchasing Secured Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Secured Party’s ratable share (according to the proportion of (a) the amount of such selling Secured Party’s required repayment to the purchasing Secured Party to (b) total amount so recovered from the purchasing Secured Party) of any interest or other amount paid or payable by the purchasing Secured Party in respect of the total amount so recovered.  The Borrowers agree that any Secured Party purchasing a participation from another Secured Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Secured Party were the direct creditor of the Borrowers in the amount of such participation.  If under any applicable bankruptcy, insolvency or other similar law any Secured Party receives a secured claim in lieu of a setoff to which this Section applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Secured Parties entitled under this Section to share in the benefits of any recovery on such secured claim.

4.9

Setoff.  Each Secured Party shall, upon the occurrence and during the continuance of any Event of Default described in clauses (b) through (d) of Section 8.1.8 or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) each Borrower hereby grants to each Secured Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Borrower then or thereafter maintained with such Secured Party; provided that, any such appropriation and application shall be subject to the provisions of Section 4.8 and to the Intercreditor Agreements.  Each Secured Party agrees promptly to notify the Borrowers and the Administrative Agent in writing after any such appropriation and application made by such Secured Party; provided that, the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under Applicable Law or otherwise) which such Secured Party may have.

4.10

Replacement of Lenders.  If any Lender (an “Affected Lender”) fails to consent to an election, consent, amendment, waiver or other modification to this Agreement or other Loan Document that requires the consent of a greater percentage of the Lenders than the Required Lenders and such election, consent, amendment, waiver or other modification is otherwise consented to by the Required Lenders, the Borrowers may, within 30 days of receipt by the Borrowers of such demand or notice, as the case may be, give notice (a “Replacement Notice”) in writing to the Administrative Agent and such Affected Lender of its intention to cause such Affected Lender to sell all or any portion of its Loans and/or Notes to an Eligible Assignee (a “Replacement Lender”) designated in such Replacement Notice; provided, however, that no Replacement Notice may be given by the Borrowers if (i) such replacement conflicts with any Applicable Law or regulation, or (ii) any Event of Default shall have occurred and be continuing at the time of such replacement.  Within 30 days of its receipt of such Replacement Notice, the Affected Lender shall assign, in accordance with Section 10.11, the portion of its Loans, Notes (if any), and other rights and obligations under this Agreement and all other Loan Documents designated in the replacement notice to such Replacement Lender; provided, however, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Replacement Lender, (ii) the purchase price paid by such Replacement Lender shall be in the amount of such Affected Lender’s Loans designated in the Replacement Notice, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts and including any call premiums, owing to such Affected Lender hereunder and (iii) the Borrowers shall pay to the Affected Lender and the Administrative Agent all reasonable out-of-pocket expenses incurred by the Affected Lender and the Administrative Agent in connection with such assignment and assumption (including the processing fees described in Section 10.11).  Upon the effective date of an assignment described above, the Replacement Lender shall become a “Lender” for all purposes under the Loan Documents.  Each assignment pursuant to this Section 4.10 shall be effective upon the satisfaction of the conditions specified in this Section 4.10 without further action on the part of the applicable Affected Lender.

4.11

Change in Lending Office.  If any Lender makes a demand upon the Borrowers for (or if the Borrowers are otherwise required to pay) amounts pursuant to Section 4.3, 4.5 or 4.6, or gives notice pursuant to Section 4.1 requiring a conversion of such Lender’s LIBO Rate

Loans to Base Rate Loans or suspending such Lender’s obligation to hold Loans as, or to convert Loans into, LIBO Rate Loans, then such Lender shall use reasonable efforts to designate a different lending office with respect to its rights and obligations hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

ARTICLE 5

CONDITIONS TO LOANS

5.1

Conditions to Close.  This Agreement shall be effective upon the satisfaction of the following conditions precedent:

5.1.1

Resolutions, etc.  The Administrative Agent shall have received from each Credit Party, (i) a copy of a good standing certificate, dated a date reasonably close to the Closing Date, for each such Person and (ii) a certificate, dated as of the Closing Date, duly executed and delivered by such Person’s Secretary or Assistant Secretary, managing member or general partner, as applicable, as to:

(a)

resolutions of each such Person’s Board of Directors (or other managing body, in the case of other than a corporation) then in full force and effect authorizing, to the extent relevant, all aspects of the Transactions applicable to such Person and the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions contemplated hereby and thereby;

(b)

the incumbency and signatures of those of its officers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Person; and

(c)

the full force and validity of each Organic Document of such Person and copies thereof;

upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.

5.1.2

Delivery of Notes.  The Administrative Agent shall have received, for the account of each Lender that has requested a Note, such Lender’s Note(s) duly executed and delivered by an Authorized Officer of each Borrower.

5.1.3

 Reserved.

5.1.4

Security Agreements.  The Administrative Agent shall have received executed counterparts of the Security Agreement, each dated as of the Closing Date, duly executed and delivered by the Borrowers and each Subsidiary, together with:

(a)

to the extent not previously delivered to the Administrative Agent, certificates (in the case of Capital Securities that are securities (as defined in the UCC)) evidencing all of the issued and outstanding capital Securities owned by each Credit Party in its Subsidiaries directly owned by each Credit Party, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, if any Capital Securities (in the case of Capital Securities that are uncertificated securities (as defined in the UCC)), confirmation and evidence satisfactory to the Administrative Agent that the security interest therein has been transferred to and perfected by the Administrative Agent for the benefit of the Secured Parties in accordance with Articles 8 and 9 of the UCC and all laws otherwise applicable to the perfection of the pledge of such Capital Securities; and

(b)

Filing Statements suitable in form for naming each Borrower and each Subsidiary Guarantor as a debtor and the Administrative Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or as the Required Lenders may require to perfect the security interests of the Administrative Agent pursuant to such Security Agreement..

5.1.5

Mexican Collateral Documents.  The Administrative Agent shall have received executed counterparts of that certain Non-Possessory Pledge Agreement dated as of the Closing Date, duly executed and delivered by each of SR MX Holdco, SR MX Holdings and SR Mexico.

5.1.6

Reserved.

5.1.7

Filing Agent, etc.  All Uniform Commercial Code financing statements or other similar financing statements and Uniform Commercial Code (Form UCC-3) termination statements required pursuant to the Loan Documents (collectively, the “Filing Statements”), shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Required Lenders (the “Filing Agent”).

5.1.8

Intercreditor Agreement.  The Administrative Agent shall have received the ABL-TL DIP Intercreditor Agreement, fully executed by all parties thereto.

5.1.9

Patriot Act Disclosures.  The Administrative Agent and each Lender shall have received all Patriot Act Disclosures requested by them prior to execution of this Agreement.

5.1.10

Compliance with Warranties, No Default, etc.  The Administrative Agent shall have received a certificate of an Authorized Officer of Standard Register to the effect that both before and after giving effect to the consummation of the Transactions:

(a)

the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(b)

no Default shall have then occurred and be continuing.

5.1.11

Reserved.

5.1.12

Reserved.

5.1.13

 Fees.  The Administrative Agent shall have received the fees required to be paid at the Closing by the Borrowers hereunder.

5.1.14

 No Litigation.  Except for the Cases, there shall be no action, suit, investigation litigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to materially and adversely affect the transactions contemplated by this Agreement and the other Loan Documents.

5.1.15

 Closing Certificate.  The Administrative Agent shall have received a certificate of an Authorized Officer of Standard Register certifying that each of the conditions precedent herein have been satisfied.

5.1.16

Interim Financing Order.  The Administrative Agent shall have received a certified copy of the Interim Financing Order.  The Interim Financing Order shall (i) have been entered with the consent or non-objection of a majority in dollar amount (as determined by the Administrative Agent) of the “Loans” as defined in and as outstanding under the Prepetition Term Loan Facilities, (ii) be in full force and effect and shall not have been stayed, reversed, vacated, rescinded, modified or amended in any respect, (iii) authorize the Loans and the extensions of credit under the ABL DIP Facility in amounts satisfactory to the Administrative Agent. The Interim Financing Order shall further provide that (a) the automatic stay under section 362(a) of the Bankruptcy Code shall be automatically vacated, terminated and modified (but solely with respect to the Facility), effective following five Business Days’ written notice to the Borrowers and the Initial Guarantors and any other applicable notice parties (the “Default Notice Period”) of the occurrence of an Event of Default, unless the Bankruptcy Court has determined that such Event of Default has not occurred and/or is not continuing, (b) any party in interest’s sole recourse with respect to opposing such modification of the automatic stay under section 362(a) of the Bankruptcy Code shall be to contest the occurrence and/or continuance of an Event of Default and be entitled to an emergency hearing before the Bankruptcy Court, with proper notice to the Lenders and the Administrative Agent, solely for the purpose of contesting whether an Event of Default has occurred and/or is continuing, (c) the rights and remedies of the Administrative Agent and the Lenders specified in the Interim Financing Order are cumulative and not exclusive of any rights or remedies that the Administrative Agent and Lenders may have hereunder or otherwise, and (d) the Credit Parties shall cooperate fully with the Lenders and the Administrative Agent in any permitted exercise of rights and remedies, whether against the Collateral or otherwise.

5.1.17

Compliance with Interim Financing Order; No Trustee.  The Credit Parties shall be in compliance in all respects with the Interim Financing Order.  No trustee or examiner shall have been appointed with respect to the Debtors or any of their respective properties.

5.1.18

First Day Motion/Financing Orders.  All motions and orders submitted to the Bankruptcy Court on or about the Petition Date (or within five days thereof) shall be in form and substance satisfactory to the Administrative Agent, and the Administrative Agent shall be reasonably satisfied with any cash collateral arrangements applicable to any material pre-Petition Date secured obligations of the Credit Parties.

5.1.19

 Sale Motion.  A motion (the “Sale Motion”), in form and substance acceptable to the Administrative Agent, seeking Bankruptcy Court approval of the Purchase Agreement, subject only to higher and better offers, shall have been filed with the Bankruptcy Court.

5.1.20

 Other Motions and Orders.  All other motions filed or orders entered by the Bankruptcy Court in the Cases shall be in form and substance reasonably satisfactory to the Administrative Agent.

5.1.21

 Initial Budget.  The Administrative Agent shall have received and approved the initial Budget and the initial Professional Fee Budget.

5.1.22

 No Defaults.  No Default shall then exist.

5.1.23

 Know Your Customer.  Any information reasonably required by a Lender and any other Secured Party to enable it to meet its internal “know your customer” compliance requirements and normal operating procedures shall have been delivered.

5.1.24

Representations and Warranties.  The representations and warranties of the Credit Parties contained in Article VI or any other Loan Document shall be true and correct in all material respects on and as of the Closing Date (except to the extent that any such representation and warranty (x) is qualified as to materiality, in which case such representation and warranty shall be true and correct in all respects on and as of the date of such Credit Extension, or (y) specifically refers to an earlier date, in which case such representation or warranty is true and correct as of such earlier date).

5.1.25

ABL DIP Facility.  The ABL DIP Facility shall have been entered into (pursuant to ABL DIP Documents in form and substance acceptable to the Administrative Agent) and, but for the effectiveness of this Facility, be in full force and effect with a minimum ABL Availability thereunder on the Closing Date of not less than $12,500,000.

5.2

Conditions to Each Loan.  The obligation of each Lender to make its Loans hereunder on any date (other than the Closing Date Loan, which shall be deemed made on the Closing Date upon the effectiveness of this Agreement irrespective of any conditions set forth in this Section 5.2 and the Wind Down Funding Loan, which shall be funded on or about the Sale Closing Date subject only to Section 5.2.9 below) is subject to satisfaction of the following conditions precedent:

5.2.1

The representations and warranties of the Credit Parties contained in Article VI or any other Loan Document shall be true and correct in all material respects on and as of the date of such Delayed Draw Loan (except to the extent that any such representation and warranty (x) is qualified as to materiality, in which case such representation and warranty shall be true and correct in all respects on and as of the date of such Delayed Draw Loan, or (y) specifically refers to an earlier date, in which case such representation or warranty is true and correct as of such earlier date);

5.2.2

No Default shall exist, or would result from such proposed Loan or from the application of the proceeds thereof;

5.2.3

The Administrative Agent shall have received a written request for such Loan in accordance with the requirements hereof;

5.2.4

The Interim Financing Order (or Final Financing Order, as the case may be) shall be in full force and effect and shall not have been stayed, reversed, vacated, rescinded, modified or amended in any respect.  If either the Interim Financing Order or the Final Financing Order is the subject of a pending appeal in any respect, none of the making of such Loan, the grant of Liens and Superpriority Claims hereunder or the performance by any Credit Party of any of its respective obligations under any of the Loan Documents shall be the subject of a then presently effective stay;

5.2.5

The Final DIP Financing Order shall have been entered within 30 days of entry of the Interim Financing Order substantially in the form of and containing, among other things, the provisions present in the Interim Financing Order (including, without limitation, the granting of Liens contemplated under the Security Documents). The Final Financing Order shall have been entered on such notice to such parties as may be reasonably satisfactory to the Administrative Agent and as required by the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, order of the Bankruptcy Court, and any applicable local bankruptcy rules.  The Final Financing Order must otherwise be in full force and effect and, unless otherwise waived by the Administrative Agent, no appeal or petition for review, rehearing, or certiorari with respect to the Final Financing Order may be pending;

5.2.6

The Borrowers shall certify (a) that they are in compliance with (i) the Budget and that all Loans shall have been and will be used solely in accordance with the Budget, subject to Permitted Variances, and (ii) all covenants under the Loan Documents, and (b) as of the date such Loan is requested, ABL Availability under the ABL DIP Credit Agreement is expected to be zero on the requested date of funding the applicable Loan and Borrowers are expected to have insufficient cash on hand to pay the amounts set forth in the Budget with respect to which such Loan request is being made;

5.2.7

Standard Register’s existing directors' and officers' insurance coverage shall be acceptable to the Administrative Agent in its sole discretion, or Standard Register shall have obtained additional directors' and officers' insurance coverage, or modified its existing coverage, in either case so as to be acceptable to the Administrative Agent in its sole discretion; it being acknowledged by the Administrative Agent that that that certain "Extended Reporting period Elect (pre-paid)" endorsement to the Borrowers' directors' and officers' liability policies  received by Administrative Agent on Tuesday, March 10, 2015 is acceptable;

5.2.8

Each request for a Loan submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in Section 5.2 have been satisfied on and as of the date of the applicable Loan; and

5.2.9

With respect to the Wind Down Funding Loan only, all conditions precedent to closing (other than, for the avoidance of doubt, any condition that the Wind Down Amount be funded) under (i) Purchase Agreement, or (ii) to the extent applicable, an Alternative Transaction (as defined in the Purchase Agreement), have been fully satisfied or otherwise waived in writing by the Purchaser (with the consent of the Administrative Agent) and the Acquisition is otherwise ready to be consummated in accordance with the terms of the Purchase Agreement or the terms of a definitive agreement relating to an Alternative Transaction, as applicable.

Borrowers hereby request, authorize and direct Lenders to make the Closing Date Loan and the Wind Down Funding Loan on the Closing Date and on or about the Sale Closing Date, respectively.  The Closing Date Loan and the Wind Down Funding Loan constitute Loans made pursuant to this Agreement for all purposes.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

In order to induce the Secured Parties to enter into this Agreement, each Borrower represents and warrants to each Secured Party on the Closing Date and on each date a Loan is made hereunder, as set forth in this Article.

6.1

Organization and Qualification.  Each Borrower and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Each Borrower and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state and jurisdiction in which the failure of any the Borrower or any of such Subsidiaries to be so qualified would have a Material Adverse Effect.

6.2

Power and Authority.  Upon the entry of the Interim DIP Financing Order, each Borrower and each of its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate, limited liability company or analogous action and do not and will not (i) require any consent or approval of any of the holders of the Capital Securities of any Borrower or any of its Subsidiaries; (ii) contravene the Organic Documents of any Borrower or any of its Subsidiaries; (iii) violate, or cause any Borrower or any of its Subsidiaries to be in default under, any provision of any Applicable Law, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Borrower or any of its Subsidiaries; (iv) result in a breach of or constitute a default under (a) any indenture or loan or credit agreement or (b) any other agreement, lease or instrument to which a Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected the consequence of which would constitute a Material Adverse Effect; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by a Borrower or any of its Subsidiaries.

6.3

Legally Enforceable Agreement.  Upon the entry of the Interim DIP Financing Order and thereafter upon the entry of the Final DIP Financing Order, this Agreement is and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Borrower and each of its Subsidiaries signatories thereto enforceable against them in accordance with the respective terms of such Loan Documents, except as the enforceability thereof may be limited by principles of equity affecting the enforcement of creditors’ rights.

6.4

Capital Structure.  As of the date hereof, Part 6.4 of the Disclosure Schedule states (i) the correct name of each Subsidiary, its jurisdiction of incorporation and the percentage of its Capital Securities having voting powers owned by each Person, (ii) the name of each corporate Affiliate of each Credit Party and the nature of the affiliation and (iii) the number of authorized and issued Capital Securities (and treasury shares) of each Credit Party and each of its Subsidiaries as of the close of such Borrower’s most recently ended Fiscal Month. As of the date hereof, each Credit Party has good title to all of the shares it purports to own of the Capital Securities of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens.  As of the date hereof: (x) all such Capital Securities have been duly issued and are fully paid and non-assessable; and (y) since December 30, 2014, no Credit Party has made, or obligated itself to make, any Distribution except as shown in Part 6.4 of the Disclosure Schedule. Except as shown in Part 6.4 of the Disclosure Schedule neither any Credit Party nor any Subsidiary holds, and no shares of the capital stock of any Credit Party or any Subsidiary are subject to, outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Capital Securities or obligations convertible into, or any powers of attorney relating to such Capital Securities.

6.5

Reserved.

6.6

Business Locations; Agent for Process.  Part 6.6 of the Disclosure Schedule contains a true and complete list of the following information, as of the date hereof: (i)the chief executive office of each Credit Party and each of its Subsidiaries including any other executive offices of each Credit Party and each of its Subsidiaries during the 5-year period preceding the date of this Agreement and (ii) the agent for service of process of each Borrower and each of its Subsidiaries in their respective states of organization.  All of the plant facilities and warehouses of each Credit Party and its Subsidiaries effective as of the date hereof are listed in Part 6.6 of the Disclosure Schedule.

6.7

Status of Obligations; Perfection and Priority of Security Interests.  Subject to the Interim Financing Order and the entry by the Bankruptcy Court of the Final Financing Order, the Security Documents are effective to create in favor of the Collateral Agent, for the benefit of the Lenders, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby.  The Interim Financing Order is (and the Final Financing Order when entered will be) effective to create in favor of the Collateral Agent legal, valid, enforceable and fully perfected security interests in and Liens on the Collateral with the priorities set forth in Section 6.7 hereof and in the Interim Financing Order.  The Obligations and the Liens securing the Obligations, subject to the ABL-TL DIP Intercreditor Agreement, are entitled to and have the priority set forth in the Financing Orders.  The priorities set forth in the Financing Orders are subject, in each case, only to the Carve-Out and the Permitted Senior Liens (as defined therein).  All of the Liens and security interests described in the Financing Orders shall be valid, effective, enforceable and perfected as of the date that the Bankruptcy Court enters the Interim Financing Order without the necessity of the execution of mortgages, security agreements, pledge agreements, financing statements or other agreements or documents and without further action by an Person.  Each Credit Party shall execute and deliver to the Administrative Agent (for recordation or filing, as appropriate) such mortgages and pledges (and other security instruments), and be authorized pursuant to the Financing Orders to file such financing statements and other instruments and documents, as shall be advisable (as reasonably determined by Administrative Agent) to evidence and secure the Obligations.

6.8

Financial Information. Since January 31, 2015, there has been no change in the condition, financial or otherwise, of any Borrower (other than commencement of the Cases) that could reasonably be expected to have a Material Adverse Effect.  No financial statement of operations of any Borrower and its Subsidiaries delivered to the Administrative Agent or any Lenders by Borrowers on or prior to the Closing Date contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading.  No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading.  There is no fact or circumstance that any Borrower has failed to disclose to the Administrative Agent in writing that could reasonably be expected to have a Material Adverse Effect.

6.9

Brokers.  Except for fees disclosed in writing to the Administrative Agent and paid on the Closing Date in connection with the Transactions, there are no claims against the Borrowers for brokerage commissions, finder’s fees or investment banking fees in connection with the transactions contemplated by this Agreement or any of the other Loan Documents.

6.10

Governmental Approvals.  Subject to the entry of the Interim Financing Order, each Borrower and each of its Subsidiaries has, and is in good standing with respect to, all Governmental Approvals necessary to utilize the Loans hereunder and to consummate the transactions contemplated hereby and the other Loan Documents, except for issues relating to licenses, certificates of occupancy and other matters that are not reasonably likely to have a Material Adverse Effect.

6.11

 Compliance with Applicable Laws.  Each Borrower and each of its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Law, including all Terrorism Laws, necessary to consummate the transactions contemplated hereby and the other Loan Documents and there have been no citations, notices or orders of noncompliance issued to the Borrowers or any of the Subsidiaries with respect to the transactions contemplated hereby and the other Loan Documents under any such law, rule or regulation that could be reasonably expected to have a Material Adverse Effect.

6.12

Litigation.  Except for the Cases and as set forth in Part 6.12 of the Disclosure Schedule, there are no actions, suits, proceedings or investigations pending or, to the Borrower’s Knowledge, threatened on the date hereof, against or affecting any Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of the Borrower or any of its Subsidiaries, (i) which relates to the transactions contemplated hereby and the other Loan Documents and (ii) which, if determined adversely to a Borrower or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect.

6.13

No Defaults.  No event has occurred and no condition exists which would, upon or immediately after the execution and delivery of this Agreement or any Credit Party’s performance hereunder, constitute a Default or an Event of Default, except for conditions that could not reasonably be expected to have a Material Adverse Effect.

6.14

Investment Company Act.  Each Borrower is not an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940.

6.15

Margin Stock.  Neither the Borrowers nor any of their Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

6.16

Reserved.

6.17

Use of Proceeds.

6.17.1

No Borrower nor any other Credit Party shall use the proceeds of any Loan for any purpose other than (i) to fund working capital and other corporate purposes of the Borrowers and their Subsidiaries (including to pay fees and expenses associated with the Facility) that are due and payable or will become due and payable within the two week period following the date of funding of the requested Loan and in strict accordance with the Budget, subject to Permitted Variances, and (ii) to fund the sale process described in Section 7.20 hereof.  Loans shall be made hereunder and proceeds used by Borrowers only (i) except with respect to the Closing Date Loan and the Wind Down Funding Loan, when ABL Availability is expected to be zero on the requested date of funding the applicable Loan, and (ii) only in strict accordance with the most recent Budget approved by the Administrative Agent, subject to Permitted Variances and the Financing Orders. The Borrowers shall not use the proceeds of any Loan to make any payment in respect of the Prepetition ABL Obligations.

6.17.2

Proceeds of ABL Loans shall be used by the Credit Parties solely (i) to fund working capital and other corporate purposes of the Borrowers and their Subsidiaries in accordance with the Budget, subject to Permitted Variances, (ii) to fund the sale process described in Section 7.20 hereof, and (iii) for such other purposes as are consistent with the Budget (including to pay certain ABL Obligations as specified therein from time to time) or as expressly authorized in the Financing Orders.

6.17.3

Except as specifically set forth in Section 5.1.16 with respect to a challenge in connection with a Default Notice Period, none of the proceeds of the Loans or any ABL Loans shall be used in connection with (i) the initiation, prosecution or furtherance of any claims, causes of action, adversary proceedings or other litigation against the Administrative Agent, the Collateral Agent, any Lender or any of their respective Affiliates, (ii) any challenge to the validity or enforceability the Prepetition Term Loan Facilities or the Loan Documents or the validity, perfection, priority or enforceability of any Liens securing the Prepetition Term Loan Facility or the Obligations, (iii) any claim, counterclaim, action, contested matter, objection, defense or other proceeding, the purpose of which is to prevent, enjoin, hinder or otherwise delay the Administrative Agent's or Collateral Agent’s enforcement of any of the Loan Documents or any realization upon any Collateral (unless such enforcement or realization is in direct violation of an explicit provision in any of the Financing Orders); or (iv) any purpose prohibited by the Bankruptcy Code or inconsistent with the Financing Orders.

ARTICLE 7

COVENANTS

7.1

Affirmative Covenants.  Each Borrower (for itself and its Subsidiaries) hereby covenants and agrees that, on the Closing Date and thereafter, until the Loans, together with interest, fees and all other Obligations incurred hereunder (other than contingent indemnification obligations for which no claim has been identified), are paid in full, unless the Required Lenders have otherwise consented in writing, the Borrowers will, and will cause their Subsidiaries to, perform or cause to be performed the obligations set forth below.

7.1.1

Visits and Inspections.  The Borrowers will, and will cause each of their Subsidiaries to, permit representatives of the Administrative Agent, from time to time, as often as may be reasonably requested, but only during normal business hours and (except when a Default exists) upon reasonable prior notice to the Borrowers, to visit and inspect the Properties of the Borrowers and each of their Subsidiaries, inspect, audit, examine, conduct appraisals, and make extracts from such Borrower’s and each Subsidiary’s books and records, and discuss with its officers, its employees and its independent accountants, such Borrower’s and each Subsidiary’s business, financial condition, business prospects and results of operations.  Up to two such visit prior to the Stated Maturity Date shall be at the Borrowers’ expense; except when a Default exists, in which case all such visits shall be at the Borrowers’ expense.  Representatives of each Lender shall be authorized to accompany Administrative Agent on each such visit and inspection and to participate with Administrative Agent therein, but at their own expense, unless a Default exists.  Neither Administrative Agent nor any Lender shall have any duty to make any such inspection and shall not incur any liability by reason of its failure to conduct or delay in conducting any such inspection.

7.1.2

 Notices.  Notify the Administrative Agent and the Lenders in writing, within five (5) days after the Borrower’s Knowledge thereof, (i) of the commencement of any litigation affecting any Credit Party or any of its Properties, whether or not the claims asserted in such litigation are considered by the Credit Parties to be covered by insurance, and of the institution of any administrative proceeding, to the extent that such litigation or administrative proceeding, if determined adversely to such Credit Party, would reasonably be expected to have a Material Adverse Effect; (ii) of any material labor dispute to which any Credit Party may become a party, any strikes or walkouts relating to any of its plants or other facilities; (iii) of any material default by any Credit Party under or termination of any material contract, or any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any

Indebtedness of such Credit Party exceeding $500,000; (iv) of the existence of any Default; (v) of any default by any Person under any note or other evidence of Indebtedness payable to a Credit Party in an amount exceeding $500,000; (vi) of any judgment against any Credit Party in an amount exceeding $500,000; (vii) of the assertion by any Person of any intellectual property claim, the adverse resolution of which could reasonably be expected to have a Material Adverse Effect; (viii) of any violation or asserted violation by any Credit Party of any Applicable Law (including ERISA, OSHA, FLSA or any Environmental Laws), the adverse resolution of which could reasonably be expected to have a Material Adverse Effect; (ix) of any Release by a Credit Party or on any Property owned or occupied by a Credit Party which could reasonably be expected to have a Material Adverse Effect; (x) of the discharge of the Borrowers’ independent accountants or any withdrawal of resignation by such independent accountants from their acting in such capacity; (xi) of the issuance or incurrence of any Indebtedness; (xii) of sale of any Equity Interests of a Borrower or any Subsidiary; (xiii) of any disposition of any assets or Property or any interest therein to or in favor of any Person; or (xiv) copies of all notices, requests and other documents (including amendments, waivers and other modifications) received by any Credit Party or any Subsidiary under or pursuant to any ABL DIP Document and, from time to time upon request by the Administrative Agent, such information and reports regarding the ABL Loans as the Administrative Agent may reasonably request.  In addition, the Credit Parties shall give the Administrative Agent at least five (5) Business Days prior written notice of any Credit Party’s opening of any new chief executive office.

7.1.3

Financial and Other Reporting.  Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and to be furnished to the Administrative Agent and the Lenders the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless the Borrowers’ certified public accountants concur in any change therein, such change is disclosed to the Administrative Agent and is consistent with GAAP and, if required by the Required Lenders, the financial covenants set forth in Section 7.2.17 are amended in a manner requested by the Required Lenders to take into account the effects of such change):

(a)

if directed in writing by the Administrative Agent on or prior to March 20, 2015, Standard Register shall use commercially reasonable best efforts to obtain audited balance sheets of Standard Register and its Subsidiaries as of the end of its Fiscal Year ended December 31, 2014 and the related statements of income, shareholders’ equity and cash flow, on a consolidated basis, setting forth in each case in comparative form the corresponding consolidated figures for the preceding Fiscal Year and certified by the principal financial officer of Standard Register as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations of the Borrowers and their Subsidiaries for such Fiscal Year (subject only to changes from audit and year end adjustment and except that such statements need not contain notes), to be delivered to the Administrative Agent no later than May 1, 2015, the costs of which shall be incurred by the Borrowers in accordance with the Budget;

(b)

as soon as available, and in any event within 30 days after the end of each of the first 3 Fiscal Quarters in any Fiscal Year, excluding the last Fiscal Quarter of the Standard Register’s Fiscal Year, unaudited balance sheets of the Borrowers and their

Subsidiaries and the related unaudited consolidated statements of income and cash flow in each case for such Fiscal Quarter and for the portion of Standard Register’s Fiscal Year then elapsed, on a consolidated basis, setting forth in each case in comparative form, the corresponding figures for the preceding Fiscal Year and certified by the principal financial officer of Standard Register as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations of the Borrowers and their Subsidiaries for such Fiscal Quarter and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

(c)

as soon as available, and in any event within 30 days after the end of each Fiscal Month hereafter (except information for the last Fiscal Month of any Fiscal Quarter shall be due at the time specified in subparagraph (b) above and information for the last Fiscal Month of any Fiscal Year shall be due in preliminary form at the time specified in subparagraph (b) above and in final form at the time specified in subparagraph (a) above), unaudited balance sheets of Standard Register and its Subsidiaries and the related unaudited consolidated statements of income and cash flow in each case for such month and for the portion of Standard Register’s Fiscal Year then elapsed, on a consolidated basis, setting forth in each case in comparative form, the corresponding figures for the preceding Fiscal Year and certified by the principal financial officer of Standard Register as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations of the Borrowers and their Subsidiaries for such Fiscal Month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

(d)

promptly following the mailing or receipt of any material notice or report delivered under any of the Prepetition Term Loan Facilities or under the ABL DIP Facility, copies of such notice or report;

(e)

(i) As soon as practicable in advance of filing with the Bankruptcy Court or delivering to the official creditors’ committee appointed in a Case, if any, or to the United States Trustee for the District of Delaware, as the case may be, the Final Financing Order, all other proposed orders and pleadings related to the Cases, the Facility and/or any sale contemplated in accordance with Section 7.1.20 hereof (all of which must be in form and substance satisfactory to the Administrative Agent), any plan of reorganization or liquidation and/or any disclosure statement related thereto and (ii) substantially simultaneously with the filing with the Bankruptcy Court or delivering to the Official Creditors’ Committee appointed in any Case, if any, or to the United States Trustee for the District of Delaware, as the case may be, all other notices, filings, motions, pleadings or other information concerning the financial condition of the Borrowers or other Indebtedness of the Credit Parties that may be filed with the Bankruptcy Court or delivered to the official creditors’ committee appointed in the Case, if any, or to the United States Trustee for the District of Delaware;

(f)

within 15 days after the end of each Fiscal Quarter, information reasonably satisfactory to the Administrative Agent supporting the information set forth in the certificate delivered pursuant to subsection (e) above;

(g)

an updated Budget and an updated Professional Fee Budget every two weeks in form and substance acceptable to the Administrative Agent;

(h)

promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Standard Register has made generally available to its shareholders and copies of any regular, periodic and special public reports or registration statements which Standard Register files with the SEC or any Governmental Authority which may be substituted therefor, or any national securities exchange;

(i)

within two (2) Business Days of the delivery thereof, copies of any Borrowing Base Certificate (as defined in ABL DIP Credit Agreement) delivered to the ABL Administrative Agent;

(j)

concurrently with the delivery of the financial information pursuant to clauses (b) and (c), a Compliance Certificate, executed by the chief financial or accounting officer of Standard Register, (i) stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that Standard Register or a Credit Party has taken or proposes to take with respect thereto), (ii) stating that no Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate (or, if a Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate, a statement that such Subsidiary has complied with Section 7.1.17) and (iii) certifying that it is in compliance with the then current Budget and that all ABL Loans shall have been and will be used solely in accordance with the Budget, subject to Permitted Variances;

(k)

an initial 13 week professional fee budget and an updated professional fee budget for each successive 13-week period thereafter (the “Professional Fee Budget”) setting forth in reasonable detail and specificity the projected fees and reimbursable expenses of any and all professionals retained by or on behalf of the Debtors, the Committee, the ABL Lenders and the Lenders;

(l)

Borrowers shall provide to the Administrative Agent, at the time or times reasonably requested by the Administrative Agent, but in no event less than Friday of each week after the Closing Date, a report on the status of Borrowers’ efforts and progress with respect to the Sale Covenants and such other information regarding the same as the Administrative Agent may reasonably request; provided, however, that the Borrowers shall not be required to provide information to the Administrative Agent (or its advisors) if the Administrative Agent or any Affiliate thereof submits a bid or has a bid submitted on its behalf in connection with the sale contemplated under Section 7.1.20 hereof, for so long as such bid remains open, including any credit bid, if the Borrowers determine, in their reasonable business judgment, that providing such information or consulting with the Administrative Agent or such advisor regarding any issue, selection, or determination would be likely to have a chilling effect on potential bidding or otherwise be contrary to goal of maximizing value for the Debtors’ estates from the sale process; and

(m)

such other reports and information (financial or otherwise) as the Administrative Agent may reasonably request from time to time in connection with the Cases, any Collateral or any Credit Party’s financial condition or business.

Promptly after the sending or filing thereof, the Borrowers shall also provide to the Administrative Agent copies of any annual report to be filed in accordance with ERISA in connection with each Pension Plan, any filing made with PBGC under section 4043 of ERISA, the annual funding notice issued under section 101(f) of ERISA, and such other data and information (financial and otherwise) as the Administrative Agent, from time to time, may reasonably request bearing upon or related to the Collateral or each Borrower’s and each of its Subsidiaries’ financial condition or results of operations.

Each Borrower hereby acknowledges that (i) the Administrative Agent will make available to the Lenders any Communications by posting the Communications on IntraLinks or another similar electronic system (“Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers, the Credit Parties and/or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrowers hereby agree that (a) all Communications that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (b) by marking Communications “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Communications as not containing any material non-public information with respect to the Credit Parties or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Communications constitute any proprietary, nonpublic and/or confidential information, they shall be treated as set forth in Section 10.15); (c) all Communications marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (d) the Administrative Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

7.1.4

Landlord and Storage Agreements.  Upon the reasonable request of the Administrative Agent, provide the Administrative Agent with copies of:  (i) any of the existing agreements, and (ii) any future agreements, between any Credit Party and any landlord, warehouseman or bailee which owns any premises at which any Collateral may, from time to time, be kept.

7.1.5

Reserved.

7.1.6

Taxes.  Pay and discharge all Taxes prior to the date on which such Taxes become delinquent or penalties attach thereto, except and to the extent only that such Taxes are being Properly Contested, or that such Taxes are in an aggregate amount of less than $500,000, and are filed and paid in good faith as to the Borrower’s Knowledge as such Taxes become due.

7.1.7

 Compliance with Applicable Laws.  Comply with all Applicable Law, including ERISA, all Environmental Laws, FLSA, OSHA, Terrorism Laws, and all laws, statutes,

regulations and ordinances regarding the collection, payment and deposit of Taxes, and obtain and keep in force any and all Governmental Approvals necessary to the ownership of its Properties or to the conduct of its business, but only to the extent that any such failure to comply (other than failure to comply with Terrorism Laws), obtain or keep in force could be reasonably expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, if any Release shall occur at or on any of the Properties of a Borrower or any of its Subsidiaries, the Borrowers shall, or shall cause the applicable Subsidiary to, act promptly and diligently to investigate the extent of, and to make appropriate action with respect to such Release, whether or not ordered or otherwise directed to do so by any Governmental Authority.

7.1.8

 Insurance.  In addition to the insurance required herein with respect to the Collateral, maintain, with any Approved Insurers, (i) insurance with respect to the Credit Parties’ Properties and business against such casualties and contingencies of such type (including product liability, workers’ compensation, or larceny, embezzlement or other criminal misappropriation insurance) and in such amounts as is customary in the business of such Borrower or such Subsidiary and (ii) business interruption insurance in an amount not less than $20,000,000.

7.1.9

Final Financing Order.  The Final Financing Order shall be entered within 30 days of entry of the Interim Financing Order substantially in the form of and containing, among other things, the provisions present in the Interim Financing Order (including, without limitation, the granting of Liens contemplated under the Security Documents). The Final Financing Order shall have been entered on such notice to such parties as satisfactory to the Administrative Agent and as required by the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, order of the Bankruptcy Court, and any applicable local bankruptcy rules.

7.1.10

 Payment of Obligations.  Subject to the Financing Orders, pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (i) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets accruing, imposed or arising after the Petition Date, unless the same are being Properly Contested; and (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property and perfection thereof is excepted by 11 USC §362.

7.1.11

 Preservation of Existence, Etc.  (i) Except as otherwise provided by the Financing Orders, preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization except in a transaction permitted by Section 7.2.1 or Section 7.2.2; (ii) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (iii) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation or non-renewal of which could reasonably be expected to have a Material Adverse Effect.

7.1.12

 Maintenance of Properties.  (i) Except as otherwise provided by the Financing Orders, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (ii) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

and (iii) use the standard of care typical in the industry in the operation and maintenance of its facilities.

7.1.13

 Compliance with Terms of Leaseholds.  Make all payments and otherwise perform all obligations in respect of all leases of real property to which a Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, (i) where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect and (ii) with respect to any unexpired leases and executory contracts that were rejected by a Borrower pursuant to Section 365 of the Bankruptcy Code as consented to in writing by the Administrative Agent and as authorized by the Bankruptcy Court after notice and hearing.

7.1.14

 Lien Searches.  Promptly following receipt of the acknowledgment copy of any financing statements filed under the UCC in any jurisdiction by or on behalf of Lenders, deliver to Agent completed requests for information listing such financing statement and all other effective financing statements filed in such jurisdiction that name a Borrower as debtor, together with copies of such other financing statements.

7.1.15

 Material Contracts.  Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, enforce each such Material Contract in accordance with its terms, and cause each of its Subsidiaries to do so, except, in any case, (i) where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (ii) with respect to unexpired leases and executory contracts that were rejected by a Borrower pursuant to Section 365 of the Bankruptcy Code, as consented to in writing by the Administrative Agent and as authorized by the Bankruptcy Court after notice and hearing.

7.1.16

 Books and Records.  Each Borrower will, and will cause each of its Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP (or in the case of a Foreign Subsidiary, generally accepted accounting principles in the jurisdiction of organization of such Foreign Subsidiary) consistently applied shall be made of all financial transactions and matters involving the assets and business of such Borrower and such Subsidiaries.

7.1.17

 Future Subsidiary Guarantors, Security, etc.  Each Borrower will, and will cause each of its Subsidiaries to, execute any documents, Filing Statements, agreements and instruments, and take all further action (including filing Mortgages) that may be required under Applicable Law, or that the Administrative Agent (acting at the written direction of the Required Lenders) may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Permitted Liens) of the Liens created or intended to be created by the Loan Documents.  Each Borrower will cause any subsequently acquired or organized Subsidiary to execute, within twenty (20) Business Days of its acquisition or organization (or such longer period as the Administrative Agent may agree in its sole discretion), a supplement to the

Subsidiary Guaranty (in the form of Annex I thereto) and each other applicable Loan Document in favor of the Secured Parties.  In addition, from time to time, the Borrowers will, at their sole cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its assets and properties as the Required Lenders shall designate, it being agreed that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Borrowers and their Subsidiaries (including real and personal property acquired subsequent to the Closing Date). Each Borrower shall deliver or cause to be delivered to the Administrative Agent all customary instruments and documents (including legal opinions, title insurance policies and lien searches) to evidence compliance with this Section.

7.1.18

 Further Mortgages and Insurance.  The Borrowers will, upon written request from the Administrative Agent, in respect of any owned real property, deliver to the Administrative Agent counterparts of each Additional Mortgage, duly executed and delivered by the applicable Credit Party, together with:

(a)

evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of each Additional Mortgage as may be necessary or desirable to create a valid, perfected first priority Lien against the properties purported to be covered thereby;

(b)

mortgagee’s title insurance policies in favor of the Collateral Agent for the benefit of the Secured Parties in amounts and in form and substance as shall be customary for similar properties, with respect to the real and, if any, other property purported to be covered by each Additional Mortgage, insuring that title to such property is marketable and that the interests created by each Additional Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances;

(c)

opinions addressed to the Administrative Agent and all Lenders from local real estate counsel to the Credit Parties in the jurisdictions where such real estate is located; and

(d)

a certificate of an Authorized Officer of Standard Register certifying as to compliance with Section 7.1.8,

provided, that the Borrowers shall be permitted 60 days following such written request from the Administrative Agent (or such longer period as the Administrative Agent shall agree) to comply with the provisions of this Section 7.1.18.

7.1.19.  Consultants.  The Borrowers will, upon written request from the Administrative Agent, provide the Administrative Agent with reasonable access to any consultant, turnaround management, broker or financial advisory firm retained by any Borrower in any of the Cases.

7.1.20

Covenants.  The Borrowers will complete the tasks set forth below (the “Sale Covenants”), in each case within the time limits specified therein (unless such time period is extended in writing by the Administrative Agent in consultation with the Required Lenders):

(a)

Not later than two Business Days after the parties execute the Purchase Agreement, Borrowers shall file and serve one or more motions, each in form and substance acceptable to the Required Lenders, seeking approval of the Sale Procedures Order and the Sale Order (each as defined below);

(b)

After the parties execute the Purchase Agreement, and in no event later than April 10, 2015, the Bankruptcy Court shall have entered an order, in form and substance satisfactory to the Required Lenders, approving the bid procedures (the “Sale Procedures Order”);

(c)

Not later than June 19, 2015, the Bankruptcy Court shall have entered an order, in form and substance satisfactory to the Purchaser, approving the Sale Motion and the Purchase Agreement pursuant to sections 363(f) and 363(m) of the Bankruptcy Code (the “Sale Order”);

(d)

The Acquisition shall be consummated not later than the earlier of (i) 60 days after the entry of the Sale Order if the Acquisition has not closed for any reason other than (i) the issuance of a stay pending appeal from the Sale Order (in which case, the sixty-day period referred to in this clause shall automatically be extended to the earlier of (A) the fifth business day following the day such stay ceases to be in effect or (B) the Termination Date (as defined in the Purchase Agreement), or (ii) the winning bidder has failed to consummate the Acquisition, except as a result of a breach by the Sellers (as defined in the Purchase Agreement) of a representation or covenant in the Purchase Agreement or (ii)180 days after the parties execute the Purchase Agreement; and

(e)

No later than March 31, 2015, the Sellers (as defined in the Purchase Agreement) shall deliver a draft operating and business plan to Borrowers and to Administrative Agent for comment and approval.  No later than April 15, 2015, Sellers shall deliver to Buyers a final operating and business plan together with a copy to the Administrative Agent.

7.1.21

Post-Closing Condition.  The Borrowers will execute and deliver the documents and complete the tasks set forth on Schedule IV, in each case within the time limits specified on such schedule (unless such time period is extended in writing by the Administrative Agent in its sole discretion).

7.2

Negative Covenants.  Each Borrower (for itself and its Subsidiaries) hereby covenants and agrees that, on the Closing Date and thereafter, until the Loans, together with interest, fees and all other Obligations incurred hereunder (other than contingent indemnification obligations for which not claim has been identified), are paid in full, unless the Required Lenders have otherwise consented in writing, such Borrower shall not and shall not permit any of its Subsidiaries to:

7.2.1

Fundamental Changes.  (i) Merge, reorganize, consolidate or amalgamate with any Person, or liquidate, wind up its affairs or dissolve itself, except for mergers or consolidations of any Credit Party into another Credit Party or any Subsidiary into a Credit Party

(with such Credit Party being the survivor thereof); provided, however, that such Borrower shall be the survivor of any merger or consolidation involving such Borrower; (ii) change any Credit Party’s name or conduct business under any new fictitious name; or (iii) change any Credit Party’s Federal Employer Identification Number.

7.2.2

 Disposition of Assets.  Make any Asset Disposition, except (i) sales of Inventory in the Ordinary Course of Business; (ii) sales or other dispositions of items of Equipment which are obsolete, worn out or no longer useful in any Borrower's business; (iii) other dispositions of Collateral that are consented to in writing by DIP Agent and are authorized by the Court after notice and hearing; and (iv) the rejection pursuant to Section 365 of the Bankruptcy Code of unexpired leases and executory contracts that are consented to in writing by DIP Agent and are authorized by the Court after notice and hearing.

7.2.3

 Tax Consolidation.  File or consent to the filing of any consolidated income tax return with any Person other than the Borrowers and their Subsidiaries.

7.2.4

Accounting Changes.  Subject to the terms of the paragraph identified as “Accounting Terms” in Section 1.4, make any significant change in accounting treatment or reporting practices, except as may be permitted or required by GAAP and/or applicable requirements of the SEC, or establish a fiscal year different from the Fiscal Year, unless the Borrowers have notified the Administrative Agent of any such change and complied with all disclosure and other requirements of Applicable Law.

7.2.5

Organizational Documents.  Amend, modify or otherwise change any of the terms or provisions in (i) any of its Organization Documents as in effect on the date hereof or (ii) the Purchase Agreement, except for changes that do not affect in any way such the rights and obligations of the applicable Borrower or any of its Subsidiaries to enter into and perform the Loan Documents to which it is a party and to pay all of the Obligations and that do not otherwise have a Material Adverse Effect.

7.2.6

Restrictive Agreements.  Enter into or become party to any Restrictive Agreement other than (i) a Restrictive Agreement relating to secured Indebtedness permitted hereunder, as long as the restrictions apply only to collateral for such Indebtedness; and (ii) a Restrictive Agreement constituting customary restrictions on assignment in leases and other contracts.

7.2.7

 Conduct of Business.  Engage in any business other than the business engaged in by it on the Closing Date and any business or activities which are substantially similar, related or incidental thereto or reasonably evolve therefrom.

7.2.8

 Liens.  Create or permit any Liens on any of the now owned or hereafter acquired Collateral except for Permitted Liens.

7.2.9

Indebtedness.  Create, incur, guarantee or suffer to exist any Indebtedness, except:

(a)

the Obligations;

(b)

(i) ABL Obligations arising under the ABL DIP Facility (other than (x) ABL Bank Product Obligations consisting only of corporate credit cards and corporate cash management services and (y) fees owed by the Borrowers pursuant to the Prepetition ABL Credit Agreement in an amount not to exceed $1,000,000) and, subject to the Prepetition ABL/TL Intercreditor Agreement, the “Revolver Loans” and other “Obligations” as defined in and outstanding under the Prepetition ABL Credit Agreement on the Closing Date, in an aggregate principal amount under this clause (i) not to exceed $125,000,000 at any one time outstanding, and (ii) ABL Bank Product Obligations arising in the Ordinary Course of Business after the Petition Date (excluding, for the avoidance of doubt, any ABL Loans or ABL Letters of Credit);

(c)

(i) (I) Second Lien Loans in an aggregate principal amount not to exceed $96,719,023.07, plus (II) the payment of interest, fees and other amounts with respect to the Second Lien Loans in the form of additional Indebtedness;

(d)

obligations under and as defined in the Existing First Lien Loan Agreement in an aggregate principal amount not to exceed $113,594,130.19;

(e)

Indebtedness of a Borrower owing to another Borrower; provided that if such Indebtedness is owed by any of SR MX Holdco, SR MX Holdings, SR Mexico or SR Canada, such Indebtedness shall be evidenced by a promissory note, the sole original of which is pledged to the Collateral Agent as security for the Obligations;

(f)

Indebtedness outstanding on the date hereof and listed on  Part 7.2.9 of the Disclosure Schedule, other than Indebtedness referred to in clauses (a), (b), (c) and (d) of this Section 7.2.9;

(g)

Permitted Contingent Liabilities arising after the Petition Date; and

(h)

trade accounts payable incurred by a Borrower in the Ordinary Course of Business after the Petition Date and not in contravention of the Bankruptcy Code, any order of the Bankruptcy Court, in an aggregate amount not to exceed $17,400,000 at any time.

7.2.10

Restricted Investments.  Make any Restricted Investment.

7.2.11

 Loans.  Make any loans or other advances of money to any Person, except (i) advances to an officer or employee for salary, travel expenses, commissions or similar items, in each case in the Ordinary Course of Business, (ii) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; and (iii) deposits with financial institutions permitted hereunder.

7.2.12

Distributions; Upstream Payments.

(a)

Declare or make any Distributions, except Upstream Payments; or

(b)

Create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment.

7.2.13

Affiliate Transactions.  Enter into or be party to any transaction with an Affiliate, except (i) transactions contemplated by the Loan Documents and the Transaction Documents; (ii) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted by Section 7.2.11; (iii) payment of customary directors’ fees and indemnities; (iv) transactions solely among Credit Parties and wholly owned Subsidiaries; and (v) transactions with Affiliates that were consummated prior to the Closing Date, as shown on Part 7.2.13 of the Disclosure Schedule.

7.2.14

Restrictions on Payment of Indebtedness.  Directly or indirectly, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal and interest shall be permitted and cancellations of Indebtedness for no value shall be permitted) obligations under the Prepetition Term Loan Facilities or any other Indebtedness that is or is required to be subordinated, in right of payment or as to Collateral, to the Obligations pursuant to the terms of the Loan Documents or the Financing Orders (collectively, “Junior Financing”) or make any payment in violation of any subordination terms of any Junior Financing documentation or any other Indebtedness in existence prior to the Petition Date other than (i) the Pre-Petition ABL Obligations and the Pre-Petition Term Obligations in accordance with the Financing Orders, (ii) payments to critical vendors to the extent approved by the Final Order of the Court or any “Order Authorizing the Debtors to Pay Certain Prepetition Claims of Critical Vendors, Shippers and Freight Carriers” and otherwise reflected in the Budget, and (iii) payment of Indebtedness secured by a valid, perfected and unavoidable Lien on any Collateral, but only to the extent such Lien is senior in priority to Liens in favor of the Administrative Agent on Term Loan Priority Collateral and such payment is approved by Final Order of the Court.

7.2.15

 Amendments to Certain Indebtedness.  Amend, supplement or otherwise modify (a) any document, instrument or agreement relating to (i) the ABL DIP Facility that is in violation of the ABL-TL DIP Intercreditor Agreement or any Financing Order, or that otherwise limits, restricts, reduces or impairs ABL Availability in any material respect, or (ii) any Subordinated Indebtedness, or (b) the Budget without the prior written consent of Administrative Agent and the Required Lenders.

7.2.16

 Sale-Leaseback and Pension Obligations.  (a) Create, incur, assume or suffer to exist any obligations as lessee for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (b) make for any Fiscal Year more than the minimum required statutory pension contributions required to be made in respect of such Fiscal Year with respect to any Borrower’s qualified defined benefit cost covering the Borrower’s U.S. employees, as reflected in the most current approved Budget.

7.2.17

 Financial Covenants.  The Borrowers shall not permit any of the events set forth below in clauses (a) and (b) to occur:

(a)

Minimum EBITDAP.  Permit EBITDAP for the twelve fiscal months ending as of the last day of any period set forth below to be less than the amount set forth under the column “EBITDAP Level” opposite such last day:

-

-

Fiscal Month Ending	EBITDAP Level
March 31, 2015	$52,500,000
April 30, 2015 and each month end thereafter	$50,000,000

(b)

Maximum Capex.  Make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrowers and their Subsidiaries in the ordinary course of business not exceeding $1,000,000 in any fiscal month; provided that (i) if the aggregate amount of Capital Expenditures made in any fiscal month shall be less than the maximum amount of Capital Expenditures permitted under this Section 7.2.17(b) for such fiscal month (before giving effect to any carryover), then the entire amount of such shortfall may be added to the amount of Capital Expenditures permitted under this Section 7.2.17(b) for the immediately following month only, and (ii) in determining whether any amount is available for carryover, the amount expended in any fiscal month shall first be deemed to be from the applicable limitation for such month and then from the amount carried forward to the extent applicable.

7.2.18

Chapter 11 Claims.  Iincur, create, assume, suffer to exist or permit any other Superpriority Claim or Lien which is (x) senior to (except, as set forth in the Financing Orders with respect to the ABL DIP Facility) or (y) pari passu with, the Obligations hereunder, in each case except for the Carve-Out.

7.2.19

Employee Plans.  Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Petition Date.

7.2.20

Modifications to DIP Financing Orders.  Seek or consent to any amendment, supplement or any other modification of any of the terms of the Financing Orders after such Financing Orders are entered by the Bankruptcy Court without the prior written consent of Administrative Agent (and with respect to any material change, the Required Lenders).

7.2.21

Filing of Motions and Applications.  Without the prior written consent of the Administrative Agent (and with respect to any material change or modification, Required Lenders), apply to the Bankruptcy Court for, or join in or support any motion or application seeking, authority to (a) take any action that is prohibited by the terms of any of the Loan Documents or the Financing Orders, (b) refrain from taking any action that is required to be taken by the terms of any of the Loan Documents or the Financing Orders, or (c) permit any Indebtedness or claim to be pari passu with or senior to any of the Obligations, except as expressly stated in the Financing Orders.

ARTICLE 8

EVENTS OF DEFAULT

8.1

Listing of Events of Default.  Each of the following events or occurrences described in this Article shall constitute an “Event of Default”.

8.1.1

Non-Payment of Obligations.  Borrowers shall default in the payment or prepayment when due of:

(a)

any principal of any Loan; or

(b)

any interest or fee described in Article 3 or any other monetary Obligation.

8.1.2

Misrepresentations.  Any representation, warranty or other written statement to the Administrative Agent or any Lender that is made by any Credit Party in this Agreement or furnished in compliance with or in reference to any of the Loan Documents, proves to have been false or misleading in any material respect when made or furnished.

8.1.3

 Non-Performance of Certain Covenants and Obligations.  The Borrowers shall default in the due performance or observance of any of its obligations under Section 7.1.3, Section 7.1.11, Section 7.1.20 or Section 7.2.

8.1.4

 Non-Performance of Other Covenants and Obligations.  Any Credit Party shall default in the due performance and observance of any other agreement contained in any Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after the earlier of (a) the date of the Borrower’s Knowledge of such default or (b) notice thereof given to the Borrowers by the Administrative Agent or any Lender.

8.1.5

 Default on Other Indebtedness.  (i) A default or breach occurs under any other agreement, document or instrument entered into either (x) prepetition and which is affirmed after the Petition Date or is not subject to the automatic stay provisions of Section 362 of the Bankruptcy Code, or (y) post-petition that is not cured within any applicable grace period therefor, and in each case, that results in any Indebtedness with a principal or stated amount, individually or in the aggregate in excess of $250,000 (“Material Indebtedness”) (including, without limitation, under the ABL DIP Facility, the Prepetition ABL DIP Facility, the ABL DIP Facility or the Prepetition Term Loan Facilities) becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, or (ii) a Credit Party or any Subsidiary thereof shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to any applicable grace or cure period).

8.1.6

 Judgments.  Any judgment or order (i) for the payment of money individually or in the aggregate in excess of $500,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has not denied or objected to its responsibility to cover such judgment or order) shall be rendered against a Borrower or any of its Subsidiaries after the Petition Date and, in each case, such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 45 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) for any non-monetary judgment with respect to a post-petition event which causes or would reasonably be expected to cause a Material Adverse Effect.

8.1.7

 Change in Control.  Any Change in Control shall occur.

8.1.8

Reserved.

8.1.9

Impairment of Security, etc.  Any Loan Document shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Credit Party party thereto (or any Credit Party shall so assert in writing); any Lien shall (except in accordance with the terms of any Loan Document), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Credit Party subject thereto in respect of any material portion of the Collateral (as defined in the Security Agreement); any Credit Party or any other party shall contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien with respect to any material portion of the Collateral.

8.1.10

ERISA.  A Reportable Event shall occur which the Administrative Agent, in its reasonable discretion, shall determine constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Pension Plan or for the appointment by the appropriate United States district court of a trustee for any Pension Plan, or if any Pension Plan or Covered Plan shall be terminated or any such trustee shall be requested or appointed, or if a Borrower or any Subsidiary is in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Borrower’s or such Subsidiary’s complete or partial withdrawal from such Pension Plan.

8.1.11

 Budget. The Borrowers, any Subsidiaries or any other Credit Party shall fail to comply with the then current Budget as approved by the Administrative Agent, subject to Permitted Variances or shall fail to obtain the approval of Administrative Agent with respect to any updated Budget.

8.1.12

 Priming Liens.  Except as expressly permitted in the Financing Orders or with respect to the Carve Out, an order of the Bankruptcy Court shall be entered granting (i) any Superpriority Claim in the Case that is pari passu with or senior to the claims of the Administrative Agent and the Lenders against the Borrowers or any Credit Party under the Loan Documents or (ii) any Lien or security interest on any of the Collateral that is pari passu with or senior to the Liens and security interests securing the Obligations.

8.1.13

Dismissal of Case; Inability to Credit Bid.  (i) The Bankruptcy Court shall dismiss any of the Cases or convert any of the Cases to a case under chapter 7 of the Bankruptcy Code or any Credit Party shall file a motion or other pleading (or shall fail to oppose or otherwise acquiesce to such a pleading) seeking the dismissal of any Case under section 1112 of the Bankruptcy Code or otherwise, in each case without the consent of the Administrative Agent and the Required Lenders, or (ii) any order is entered or the Bankruptcy Court shall prohibit or otherwise unduly restrict the ability of the lenders under the Prepetition Term Loan Facilities to credit bid the loans outstanding thereunder.

8.1.14

Appointment of Trustee, Etc.  The Bankruptcy Court shall appoint in any of the Cases a trustee, a responsible officer or an examiner with enlarged powers relating to the operation of the business of any Credit Party (powers beyond those set forth in sections 1106(a)(3) and 1106(a)(4) of the Bankruptcy Code) under section 1106(b) of the Bankruptcy Code.

8.1.15

 Payment of Prepetition Indebtedness.  Except as expressly permitted by Financing Orders, and other than such payments expressly authorized by the Bankruptcy Court or as otherwise permitted by this Agreement or the Budget (including in connection with adequate protection payments), or as otherwise agreed to by the Administrative Agent (after reasonable consultation with the Required Lenders), if any Credit Party shall make any payment of prepetition Indebtedness other than (1) in accordance with “first day” or “second day” orders entered with the consent of (or non-objection by) the Administrative Agent (in each case after reasonable consultation with the Required Lenders) or other orders of the Bankruptcy Court entered with the consent of (or non-objection by) the Administrative Agent (in each case after reasonable consultation with the Required Lenders), (2) in connection with the assumption of executory contracts and unexpired leases with the consent of (or non-objection by) the Administrative Agent (after reasonable consultation with the Required Lenders), (3) in respect of accrued payroll and related expenses and employee benefits as of the Petition Date and (4) in respect of other payments of prepetition Indebtedness authorized by order of the Bankruptcy Court entered with the consent of (or non-objection by) the Administrative Agent (in each case after reasonable consultation with the Required Lenders) in an aggregate amount not to exceed $100,000.

8.1.16

 Third Party Relief from Automatic Stay.  If the Bankruptcy Court shall enter an order or orders (i) granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure or repossession (or the granting of a deed in lieu of foreclosure or the like) on any material assets of a Credit Party or permit other actions that would, in the aggregate, constitute a Material Adverse Effect or (ii) permitting a third party to commence or continue prepetition litigation against a Credit Party for any purpose other than liquidating the amount of a disputed prepetition general unsecured claim involving potential liability not covered by insurance, in excess of $100,000 in the aggregate.

8.1.17

 Modification to Financing Orders, Etc..  If an order of the Bankruptcy Court shall be entered reversing, staying, vacating or otherwise amending, supplementing or modifying any of the Financing Orders (in each case without the written consent of the Administrative Agent and the Required Lenders in their sole discretion).

8.1.18

 Sale Covenants.  The Borrowers shall (i) fail to achieve, satisfy or otherwise comply with any of the Sale Covenants set forth in Section 7.1.20, (ii) breach of any provision of the Purchase Agreement or (iii) fail to comply with the Sale Order or take any action inconsistent with the Sale Order.

8.1.19

 Sale of Assets; Etc..  (i) A Credit Party shall file any motion seeking authority to consummate a sale of assets of any Credit Party or any of its Subsidiaries (other than any such sale of assets that is permitted by the Loan Documents) having a value in excess of $100,000 outside the ordinary course of business, or any sale of any part of the Collateral pursuant to Section 363 of the Bankruptcy Code, in each case without the Required Lenders’ consent or unless expressly provided for in the Budget, or (ii) the Borrowers shall file (or support or fail to oppose) a motion seeking, or the Bankruptcy Court shall enter, an order, authorizing the sale of all or substantially all of the Borrowers’ assets (unless such order contemplates payment in full in cash of the Obligations and all obligations then outstanding under the Prepetition First Lien Term Loan Agreement upon consummation of such sale, whether pursuant to a plan of reorganization or otherwise).

8.1.20

Use of Cash Collateral and Financing.  Any Credit Party shall file any motion or other request with the Bankruptcy Court seeking the authority to, or the Bankruptcy Court shall enter any order authorizing any Credit Party to, (i) use any cash proceeds of any of the Collateral upon the liquidation or Disposition thereof, or (ii) obtain any financing under section 364 of the Bankruptcy Code other than the Loans or the ABL DIP Facility, in each case, without the prior written consent of the Administrative Agent and the Required Lenders.

8.1.21

Cessation of Operations.  Any Credit Party shall cease all or any material part of its business operations material to the Credit Parties, taken as a whole.

8.1.22

Termination of Purchase Agreement.  The Purchase Agreement is terminated (other than in connection with the consummation of the Acquisition or with the written consent of the Required Lenders) or the Seller thereunder is in default thereof.

8.1.24

Noncompliance with Financing Orders.  Any Credit Party shall fail to comply with any terms of any Financing Order or any other order of the Bankruptcy Court.

8.1.25

Reorganization Plan.  A plan of reorganization that is not an Acceptable Reorganization Plan shall be confirmed in any Case, or any Loan Party shall propose or support or fail to oppose any such plan or any motion or other pleading that seeks to extend the Maturity Date, or the Bankruptcy Court shall enter an order terminating the exclusive right of the Borrowers to file any plan of reorganization.  For purposes of this Section, an Acceptable Reorganization Plan means a plan of reorganization that provides for the payment in full in cash of the Obligations (other than contingent indemnification obligations not yet due and payable) and all obligations then outstanding under the First Lien Prepetition Term Loan Agreement on the effective date of such plan of reorganization, contains release and indemnification provisions relating to the Administrative Agent and the Lenders that are reasonably acceptable to the Administrative Agent and does not contain any provisions that are materially inconsistent with such payment, release and indemnification provisions.

8.1.26

Venue Change.  Unless otherwise approved by the Administrative Agent and the Required Lenders, an order of the Bankruptcy Court shall be entered providing for a change in venue with respect to any Case and such order shall not be reversed or vacated within 10 days.

8.1.27

Pleadings Contrary to the Facility.  Any Credit Party shall file a motion or other pleading seeking relief that if granted could reasonably be expected to result in the occurrence of an Event of Default (unless such relief, if granted (or the relevant transaction) would result in payment in full in cash of the Obligations immediately upon consummation of the matter addressed by such motion or pleading, whether pursuant to a plan of reorganization or otherwise).

8.1.28

DIP Liquidity Defaults. An order shall be entered by the Bankruptcy Court avoiding or requiring disgorgement by the Administrative Agent or any Lender of any amounts received in respect of the Obligations, or Borrowers shall not have sufficient liquidity (including Loans available hereunder and ABL Availability) for a period of 30 consecutive days to pay, or shall otherwise fail to pay as and when due and payable, all costs and expenses of administration that are incurred by such Borrower in the Cases, other than fees and expenses covered by the Carve-Out.

8.2

[Reserved].

8.3

Action if Event of Default.  Notwithstanding the provisions of Section 362 of the Bankruptcy Code, without any application, motion or notice to, hearing before, or order from, the Bankruptcy Court, if any Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent may, and upon the written direction of the Required Lenders, shall, subject to giving 5 Business Days' written notice to Borrowers and any other applicable notice parties under the Financing Orders, declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment.

ARTICLE 9

THE ADMINISTRATIVE AGENT

9.1

Actions.

(a)

Each Lender hereby appoints Silver Point as its Administrative Agent under and for purposes of each Loan Document.  Each Lender authorizes the Administrative Agent to act on behalf of such Lender under each Loan Document and to appoint other agents or sub-agents to assist in its actions under the Loan Documents and the Administrative Agent shall not be liable for the acts and omissions of such agents as long as they are appointed with due care and without gross negligence or willful misconduct.  Each Lender further authorizes the Administrative Agent, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, subject to the terms and conditions of Article 9), to exercise such powers hereunder and thereunder as are delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be incidental thereto (including the release of Liens on assets Disposed of in accordance with the terms of the Loan Documents).

(b)

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders in accordance with the terms of this Agreement (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.1).  Each Lender hereby indemnifies (which indemnity shall be payable within thirty (30) days of demand therefor, to the extent not reimbursed by the Borrowers or any other Credit Party, and without limiting the Borrowers’ and Credit Parties’ obligations under this Agreement and which indemnity shall survive any termination of this Agreement) the Administrative Agent and its officers, directors, employees and agents, pro rata according to the proportionate amount of Loans held by such Lender, from and against any and all liabilities, obligations, losses, damages, claims, penalties, judgments, costs, disbursements or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of any Loan Document or any action taken or omitted to be taken by the Administrative Agent under the Loan Documents, (including reasonable attorneys’ fees and expenses), and as to which the Administrative Agent, is not reimbursed by the Borrowers; provided that, no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Administrative Agent’s gross negligence or willful misconduct.  By executing a Lender Assignment Agreement, each future Lender (acting for itself and on behalf of each Affiliate thereof which becomes a Secured Party from time to time) shall be deemed to ratify the power of attorney granted to the Administrative Agent hereunder.

9.2

Exculpation.  Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable to any Secured Party for any action taken or omitted to be taken by it under any Loan Document, or in connection therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Credit Party of its Obligations.  Any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action.  The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.

To the fullest extent permitted by Applicable Law, no Credit Party or Lender shall assert, and each Credit Party and Lender hereby waives, any claim against the Administrative Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated herby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.

No provision of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or the transactions contemplated hereby or thereby, shall require the Administrative Agent to: (i) expend or risk its own funds or provide indemnities in the performance of any of its duties hereunder or the exercise of any of its rights or power or (ii) otherwise incur any financial liability in the performance of its duties or the exercise of any of its rights or powers unless it is indemnified to its satisfaction and the Administrative Agent shall have no liability to any person for any loss occasioned by any delay in taking or failure to take any action while it is awaiting an indemnity satisfactory to it.

The Administrative Agent shall not be responsible for (i) perfecting, maintaining, monitoring, preserving or protecting the security interest or lien granted under this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, (ii) the filing, re-filing, recording, re-recording or continuing or any document, financing statement, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (iii) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to any of the Collateral. The actions described in items (i) through (iii) shall be the sole responsibility of the Credit Parties.

The Administrative Agent shall not be required to qualify in any jurisdiction in which it is not presently qualified to perform its obligations as Administrative Agent.

The Administrative Agent has accepted and is bound by the Loan Documents executed by the Administrative Agent as of the date of this Agreement and, as directed in writing by the Required Lenders, the Administrative Agent shall execute additional Loan Documents delivered to it after the date of this Agreement; provided, however, that such additional Loan Documents do not adversely affect the rights, privileges, benefits and immunities of the Administrative Agent. The Administrative Agent will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing the Obligations (other than this Agreement and the other Loan Documents to which the Administrative Agent is a party).

No written direction given to the Administrative Agent by the Required Lenders or the Borrowers that in the sole reasonable judgment of the Administrative Agent imposes, purports to impose or might reasonably be expected to impose upon the Administrative Agent any obligation or liability not set forth in or arising under this Agreement and the other Loan Documents will be binding upon the Administrative Agent unless the Administrative Agent elects, at its sole option, to accept such direction.

The Administrative Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement or the other Loan Documents arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; business interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

The Administrative Agent shall not be under any obligation to exercise any of its rights or powers vested in it by this Agreement or the other Loan Documents, at the request, order or direction of the Required Lenders unless the same is given pursuant to the express provisions of this Agreement or the other Loan Documents and the Required Lenders shall have offered to the Administrative Agent security or indemnity reasonably satisfactory to the Administrative Agent against the costs, expenses and liabilities (including, without limitation, attorneys’ fees and expenses) which might be incurred therein or thereby.

Beyond the exercise of reasonable care in the custody of the Collateral in its possession, the Administrative Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Administrative Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Administrative Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Administrative Agent in good faith without gross negligence or willful misconduct.

The Administrative Agent will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Administrative Agent, as determined by a court of competent jurisdiction in a final, nonappealable order, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Administrative Agent hereby disclaims any representation or warranty to the present and future Secured Parties concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

In the event that the Administrative Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Administrative Agent’s sole reasonable discretion may cause the Administrative Agent to be considered an “owner or operator” under any Environmental Laws or otherwise cause the Administrative Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Administrative Agent reserves the right, instead of taking such action, either to resign as Administrative Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Administrative Agent will not be liable to any person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Administrative Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any Hazardous Material into the environment.

9.3

Successor. The Administrative Agent may resign as such at any time upon at least 30 days’ prior notice to the Borrowers and all Lenders.  The Administrative Agent may be removed at any time upon the affirmative vote of the Required Lenders.  If the Administrative Agent at any time shall resign or be removed, the Required Lenders may appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder.  In the case of the Administrative Agent’s resignation, if no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent and the payment of the reasonable fees and expenses (including attorney’s fees and expenses) of the resigning or removed Administrative Agent), such successor Administrative Agent shall be entitled to receive from the retiring or removed Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring or removed Administrative Agent.  The retiring or removed Administrative Agent shall cooperate in all respects with the transition of the Administrative Agent role to the successor Administrative Agent and shall, following such transition, be discharged from its duties and obligations under the Loan Documents.  After any retiring or removed Administrative Agent’s resignation or removal, as applicable, hereunder as the Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Loan Documents, and Section 9.1, Section 10.3 and Section 10.4 shall continue to inure to its benefit.

9.4

Loans by the Administrative Agent. The Administrative Agent shall have the same rights and powers with respect to (x) the Loans held by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Administrative Agent. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrowers or any Subsidiary or Affiliate of the Borrowers as if the Administrative Agent were not the Administrative Agent hereunder.

9.5

Credit Decisions. Each Lender acknowledges that it has, independently of the Administrative Agent and each other Lender, and based on such Lender’s review of the financial information of the Borrowers, the Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend the Loans.  Each Lender also acknowledges that it will, independently of the Administrative Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Loan Documents.

9.6

Copies, etc.  The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrowers pursuant to the terms of the Loan Documents (unless concurrently delivered to the Lenders by the Borrowers).  The Administrative Agent will distribute to each Lender each document or instrument received (other than notices delivered pursuant to Articles 2 and 3) for its account and copies of all other communications received by the Administrative Agent from the Borrowers for distribution to the Lenders by the Administrative Agent in accordance with the terms of the Loan Documents.

9.7

Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent.  As to any matters not expressly provided for by the Loan Documents, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties.

9.8

Defaults.  The Administrative Agent shall not be deemed to have Knowledge or notice of the occurrence of a Default unless the Administrative Agent has received a written notice from a Lender or the Borrowers specifying such Default and stating that such notice is a “Notice of Default”.  In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders.  The Administrative Agent shall (subject to the provisions of Section 10.1) take such action and exercise such remedies with respect to such Default as shall be directed by the Required Lenders pursuant to any of the Loan Documents; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action (including, without limitation, credit bidding the Loans of all Lenders hereunder), or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Secured Parties except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders.

9.9

Posting of Approved Electronic Communications.

(a)

Each Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrowers, that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Section 7.1.3, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Continuation/Conversion Notice, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent.  In addition, each Borrower agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents (including, for the avoidance of doubt, Section 7.1.3) but only to the extent requested by the Administrative Agent.

(b)

In accordance with Section 7.1.3, the Borrowers further agree that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar Platform.

(c)

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  THE INDEMNIFIED PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE INDEMNIFIED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE INDEMNIFIED PARTIES HAVE ANY LIABILITY TO ANY OBLIGOR, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY OBLIGOR’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY INDEMNIFIED PARTY IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH INDEMNIFIED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d)

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.  Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents.  Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

(e)

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

9.10

Proofs of Claim.  The Lenders and the Borrowers hereby agree that after the occurrence of an Event of Default pursuant to Section 8.1.8, in case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any of the Credit Parties, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on any of the Credit Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)

to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Lenders, the Administrative Agent and other agents appointed by the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Administrative Agent and such other agents and their agents and counsel and all other amounts due Lenders, Administrative Agent and such other agents hereunder) allowed in such judicial proceeding; and

(b)

to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent and other agents hereunder.  Nothing herein contained shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.  Further, nothing contained in this Section shall affect or preclude the ability of any Lender to (i) file and prove such a claim in the event that the Administrative Agent has not acted within ten days prior to any applicable bar date and (ii) require an amendment of the proof of claim to accurately reflect such Lender’s outstanding Obligations.

9.11

Intercreditor Agreements. Each Lender (a) agrees to be bound by the provisions of each of the Intercreditor Agreements, and (b) authorizes and instructs Administrative Agent to enter into amendments, restatements, amendments and restatements of, or to supplement or otherwise modify either of the Intercreditor Agreements with the consent of the Required Lenders or enter into one or more other intercreditor agreements having terms reasonably satisfactory to Administrative Agent and either in form and substance substantially similar to the existing Intercreditor Agreements or reasonably satisfactory to the Required Lenders, from time to time, in connection with the incurrence of Refinancing Debt in respect of the Pre-Petition Term Loans (each as defined in the Intercreditor Agreements).

ARTICLE 10

MISCELLANEOUS PROVISIONS

10.1

Waivers, Amendments, etc.  The provisions of each Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrowers and the Required Lenders; provided, that no such amendment, modification or waiver shall:

(a)

modify clause (b) of Section 4.7, Section 4.8 (as it relates to sharing of payments) or this Section, in each case, without the consent of all Lenders;

(b)

increase the aggregate amount of any Loans held by a Lender or extend the Stated Maturity Date for any Lender’s Loan, in each case without the consent of such Lender (it being agreed, however, that any vote to rescind any acceleration made pursuant to Section 8.2 and Section 8.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders);

(c)

reduce (by way of forgiveness), the principal amount of or reduce the rate of interest on any Lender’s Loan, reduce any fees described in Article 3 payable to any Lender or extend the date on which interest or fees are payable in respect of such Lender’s Loans, in each case without the consent of such Lender (provided that, the vote of Required Lenders shall be sufficient to waive the payment, or reduce the increased portion, of interest accruing under Section 3.2.2);

(d)

make any change to the definition of “Required Lenders” or modify any requirement hereunder that any particular action be taken by all Lenders without the consent of all Lenders;

(e)

[reserved]; or

(f)

affect adversely the interests, rights or obligations of the Administrative Agent (in its capacity as the Administrative Agent) unless consented to by the Administrative Agent.

No failure or delay on the part of any Secured Party in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on any Credit Party in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by any Secured Party under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

10.2

Notices; Time.  All notices and other communications provided under each Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted, if to the Borrowers, the Administrative Agent or a Lender, to the applicable Person at its address or facsimile number set forth on Schedule II hereto or set forth in the Lender Assignment Agreement, or at such other address or facsimile number as may be designated by such party in a notice to the other parties.  Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.  The parties hereto agree that delivery of an executed counterpart of a signature page to this Agreement and each other Loan Document by facsimile (or electronic transmission) shall be effective as delivery of an original executed counterpart of this Agreement or such other Loan Document.  Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York time.

10.3

Payment of Costs and Expenses.  Each Borrower agrees, jointly and severally, to pay promptly, and in any event within thirty (30) days after written demand therefor to the extent incurred after the Closing Date, (a) any consents, amendments, waivers or other modifications of this Agreement and the other Loan Documents; (b) the reasonable and documented fees, expenses and disbursements of counsel to the Administrative Agent in connection with the administration of this Agreement and the other Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters in connection therewith; (c) all the actual costs and expenses of creating and perfecting Liens in favor of the Collateral Agent, for the benefit of the Lenders pursuant hereto, including filing and recording fees, search fees, title insurance premiums and fees, expenses and disbursements of counsel to the Administrative Agent; (d) all the actual reasonable and documented costs and fees, expenses and disbursements of any auditors, accountants, consultants or appraisers whether internal or external; (e) all the actual reasonable costs and expenses (including the fees, expenses and disbursements of counsel and of any appraisers, consultants, advisors and agents in each case employed or retained by the Administrative Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (f) all other actual reasonable costs and expenses incurred by the Administrative Agent in connection with the any consents, amendments, waivers or other modifications of this Agreement and the other Loan Documents and the transactions contemplated thereby; and (g) after the occurrence of a Default or an Event of Default, all reasonable costs and expenses, including reasonable attorneys’ fees and expenses and costs of settlement, incurred by the Administrative Agent and the Required Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Loan Documents by reason of such Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of any Subsidiary Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings.

10.4

Indemnification.  In consideration of the execution and delivery of this Agreement by each Secured Party, each Borrower hereby, jointly and severally, indemnifies, exonerates and holds each Secured Party and each of their respective affiliates and their and their affiliates’ officers, directors, employees, advisors and agents (collectively, the “Indemnified Parties”) free and harmless from and against any and all losses, claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, judgments, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (collectively, the “Indemnified Liabilities”) as a result of, or arising out of, or relating to:

(a)

the execution and delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of the Borrowers’ and the other Credit Parties’ compliance with the terms of the Loan Documents;

(b)

any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Party is a party thereto), or any act, omission, event, or circumstance in any manner related thereto;

(c)

any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Credit Party or any Subsidiary thereof of all or any portion of the Capital Securities or assets of any Person, whether or not an Indemnified Party is party thereto;

(d)

(i) the Release from any real property owned or operated by any Credit Party or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), or (ii) each Lender’s Environmental Liability (the indemnification herein shall survive repayment of the Obligations and any transfer of the property of any Credit Party or its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender’s Environmental Liability); in each case of clauses (i) and (ii), other than any Release or Lender’s Environmental Liability first caused and first created after the Administrative Agent completes the sale and the transfer of the respective real property pursuant to a foreclosure or deed in lieu of foreclosure;

provided that the Borrowers shall not be required to indemnify any Indemnified Party to the extent the applicable Indemnified Liability arises by reason of such Indemnified Party’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Credit Party agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law. To the extent permitted by Applicable Law, the Borrowers and each other Credit Party shall not assert, and hereby waive, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or the use of the proceeds thereof.

10.5

Survival.  The obligations of the Borrowers under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any assignment from one Lender to another (in the case of Sections 10.3 and 10.4), the occurrence of the Termination Date and the resignation or removal of the Administrative Agent.  The representations and warranties made by each Credit Party in each Loan Document shall survive the execution and delivery of such Loan Document.

10.6

Severability.  Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

10.7

Headings.  The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.

10.8

Execution in Counterparts, Effectiveness, etc.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original (whether such counterpart is originally executed or an electronic copy of an original and each party hereto expressly waives its rights to receive originally executed documents other than with respect to any documents for which originals are required for any filing or perfection) and all of which shall constitute together but one and the same agreement.  This Agreement shall become effective when counterparts hereof executed on behalf of the Borrowers shall have been received by the Administrative Agent.

10.9

Governing Law; Entire Agreement.  EACH LOAN DOCUMENT WILL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.  The Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

10.10

Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that, the Borrowers may not assign or transfer its rights or obligations hereunder without the consent of all Lenders.

10.11

Sale and Transfer of Loans; Participations in Loans; Notes.  Each Lender may assign, or sell participations in, its Loans to one or more other Persons in accordance with the terms set forth below.

(a)

Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loans at the time owing to it); provided that:

(i)

the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, unless (A) the Administrative Agent otherwise consents; (B) such assignment is an assignment of the entire remaining amount of the assigning Lender’s Loans at the time owing to it, (C) such assignment is an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender or (D) such assignment is to one or more Eligible Assignees managed by an Affiliate of such Eligible Assignee(s) and the aggregate amount of such assignments is not less than $1,000,000;

(ii)

each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans assigned; and

(iii)

the parties to each assignment shall (A) electronically execute and deliver to the Administrative Agent a Lender Assignment Agreement via an electronic settlement system acceptable to the Administrative Agent or (B) with the consent of the Administrative Agent, manually execute and deliver to the Administrative Agent a Lender Assignment Agreement, together with, in either case, a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent) and if the Eligible Assignee is not a Lender, administrative details information with respect to such Eligible Assignee and applicable tax forms.

(b)

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c), from and after the effective date specified in each Lender Assignment Agreement, (i) the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and (ii) the assigning Lender thereunder shall, to the extent of the interest assigned by such Lender Assignment Agreement, subject to Section 10.5, be released from its obligations under this Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto, but shall continue to be entitled to the benefits of any provisions of this Agreement which by their terms survive the termination of this Agreement).  If the consent of the Borrowers to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in this Section), the Borrowers shall be deemed to have given their consent ten days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent or ClearPar, LLC) unless such consent is expressly refused by the Borrowers prior to such tenth day.

(c)

The Administrative Agent shall record each assignment made in accordance with this Section in the Register pursuant to clause (a) of Section 2.5 and at the request of the Borrowers give the Borrowers notice of such assignments.  The Register shall be available for inspection by the Borrowers and any Lender (in respect of its own position only), at any reasonable time and from time to time upon reasonable prior notice.

(d)

Any Lender may, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities other than an Ineligible Assignee (a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to any of the items set forth in clauses (a) through (e) of Section 10.1, in each case except as otherwise specifically provided in a Loan Document.  Subject to clause (e), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 4.3, 4.4, 4.5, 4.6, 7.1.3, 10.3 and 10.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b), (it being understood that the documentation required under Section 4.6(e) shall be delivered to the participating Lender).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.9 as though it were a Lender, provided such Participant agrees to be subject to Sections 4.8 and 4.10 as though it were a Lender.  Each Lender shall, as agent of the Borrowers solely for the purpose of this Section, record in book entries maintained by such Lender the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the obligations under this Agreement (the “Participant Register”).  The entries in the Participant Register shall be conclusive and binding absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  If requested by the Administrative Agent or the Borrowers, such Lender shall make the Participant Register available to the Administrative Agent or to the Borrowers either (i) upon the exercise by a Participant of remedies hereunder or (ii) to the extent necessary to establish that the Participant’s interests in the obligations under the Agreement is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(e)

A Participant shall not be entitled to receive any greater payment under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, as of the time of the sale of such participation, than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent.  A Participant shall not be entitled to the benefits of Section 4.6 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the

Borrowers, to comply with the requirements set forth in Section 4.6 as though it were a Lender that acquired its interest by assignment.  In addition, if at the time of the sale of such participation, any greater Taxes subject to payment under Section 4.6 would apply to the Participant than applied to the applicable Lender, then such Participant shall not be entitled to any payment under Section 4.6 with respect to the portion of such Taxes as exceeds the Taxes applicable to the Lender at the time of the sale of the participation unless the Participant’s request for the Borrowers’ prior written consent for the Participation described in the first sentence of this clause states that such greater Taxes would be applicable to such Participant, it being understood that the Participant shall be entitled to additional payments under Section 4.6 to the extent such Lender selling the participation would be entitled to any payment resulting from a change in law occurring after the time the participation was sold.

(f)

Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)

Notwithstanding anything to the contrary contained herein, any Lender (“Granting Lender”) may grant to a special purpose funding vehicle (a “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (x) nothing herein shall constitute a commitment by any SPC to make any Loans and (y) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.  In addition, notwithstanding anything to the contrary contained in this clause, any SPC may (i) with notice to, but without the prior written consent of, the Borrowers or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrowers) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.  This Section may not be amended without the written consent of the SPC.  The Borrowers acknowledge and agree, subject to the next sentence, that, to the fullest extent permitted under Applicable Law, each SPC, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall be considered a Lender (provided, in the case of Section 4.6, that the SPC complies with the requirements of such Section as if it were a Lender that acquired its interest by assignment).  The Borrowers shall not be required to pay any amount under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4 that is greater than the amount which it would have been required to pay had no grant been made by a Granting Lender to a SPC.

10.12

Other Transactions.  Nothing contained herein shall preclude the Administrative Agent or any other Lender from engaging in any transaction, in addition to those contemplated by the Loan Documents, with a Borrower or any of its Affiliates in which such Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

10.13

Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT, ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION (ACTING AT THE WRITTEN DIRECTION OF THE REQUIRED LENDERS), IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2.  THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

10.14

Waiver of Jury Trial.  THE ADMINISTRATIVE AGENT, EACH LENDER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT,

COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, SUCH LENDER OR THE BORROWER IN CONNECTION THEREWITH.  THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND EACH LENDER ENTERING INTO THE LOAN DOCUMENTS.

10.15

Confidentiality.

(a)

Subject to the provisions of clause (b) of this Section, each Lender agrees that it will follow its customary procedures in an effort not to disclose without the prior consent of the Borrowers (other than to its employees, auditors, advisors or counsel, or to another Lender if the Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section to the same extent as such Lender) any information which is now or in the future furnished pursuant to this Agreement or any other Loan Document, provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this clause by the respective Lender or any other Person to whom such Lender has provided such information as permitted by this Section, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state, provincial or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent, (vi) to any pledgee referred to in clause (f) of Section 10.11 or any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Loans or any interest therein by such Lender, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section, (vii) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section) and (viii) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender.

(b)

The Borrowers hereby acknowledge and agree that each Lender may share with any of its Affiliates, and such Affiliates may share with such Lender, any information related to the Borrowers or any of their Subsidiaries, provided such Persons shall be subject to the provisions of this Section to the same extent as such Lender.

Notwithstanding the foregoing paragraphs of this Section, any party to this Agreement (and each Affiliate, director, officer, employee, agent or representative of the foregoing or such Affiliate) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment or tax structure.  The foregoing language is not intended to waive any confidentiality obligations otherwise applicable under this Agreement except with respect to the information and materials specifically referenced in the preceding sentence.  This authorization does not extend to disclosure of any other information, including (a) the identity of participants or potential participants in the transactions contemplated herein, (b) the existence or status of any negotiations, or (c) any financial, business, legal or personal information of or regarding a party or its affiliates, or of or regarding any participants or potential participants in the transactions contemplated herein (or any of their respective affiliates), in each case to the extent such other information is not related to the tax treatment or tax structure of the transactions contemplated herein.

10.16

Counsel Representation. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS BEEN REPRESENTED BY COMPETENT COUNSEL IN THE NEGOTIATION OF THIS AGREEMENT, AND THAT ANY RULE OR CONSTRUCTION OF LAW ENABLING THE BORROWER TO ASSERT THAT ANY AMBIGUITIES OR INCONSISTENCIES IN THE DRAFTING OR PREPARATION OF THE TERMS OF THIS AGREEMENT SHOULD DIMINISH ANY RIGHTS OR REMEDIES OF THE ADMINISTRATIVE AGENT OR THE OTHER SECURED PARTIES ARE HEREBY WAIVED BY THE BORROWER.

10.17

Patriot Act.  Each Lender hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Patriot Act.

10.18

Authorization of Administrative Agent.  Each Lender agrees that any action taken by the Administrative Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by the Administrative Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

10.19

Releases.  (a)  Upon the entry of the Final Financing Order, in consideration of the agreements of the Administrative Agent and the Lenders contained herein and the making of any Loans by Lenders, Borrowers, pursuant to this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, on behalf of itself, its Subsidiaries and their respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Administrative Agent and each Lender and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees and other representatives (all such parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Pre-Petition Released Claim” and collectively, “Pre-Petition Released Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which a Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with the this Agreement, as amended and supplemented through the date hereof, and the other Loan Documents.

(b)

Upon the earlier of (i) the entry of the Final Financing Order or (ii) the entry of an order of the Bankruptcy Court extending the term of the Interim Financing Order beyond thirty (30) calendar days after the date of the entry of the Interim Financing Order, the Borrowers, on behalf of themselves, their Subsidiaries and their respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Pre-Petition Released Claim released, remised and discharged by Borrowers pursuant to this Section 10.19.  If a Borrower or any of its Subsidiaries violates the foregoing covenant, Borrowers agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

(c)

Upon (i) the receipt by the Lenders, of payment in full of all Obligations in cash or other immediately available funds, plus cash collateral or other collateral security acceptable to Lenders to secure any Obligations that survive or continue beyond the termination of the Loan Documents, and (ii) the termination of the Loan Documents (the “Payment Date”), in consideration of the agreements of the Lenders contained herein and the making of any Loans by the Lenders, Borrowers and each of their Subsidiaries hereby covenants and agrees to execute and deliver in favor of each Lender (and the Administrative Agent) a valid and binding termination and release agreement, in form and substance satisfactory to such Lender (or Administrative Agent).  If a Borrower or any of its Subsidiaries violates such covenant, Borrowers agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

(d)

Each Borrower understands, acknowledges and agrees that the releases set forth above in Section 10.19(a) and Section 10.19 (b) hereof may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such releases.  The Borrowers agree that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the releases set forth in Section 10.19(a) hereof and, when made, Section 10.19(b) hereof.

10.20

Pre-Petition Term Loan Facility.The Borrowers and each other Credit Party agrees and acknowledges that (i) this Agreement and the Loan Documents are separate and distinct from the Prepetition First Lien Term Loan Agreement, (ii) the Prepetition First Lien Term Loan Agreement continues in full force and effect, (iii) by entering into this Agreement and each other Loan Document, none of the Administration Agent, nor the Lenders waives, and each expressly reserves, any and all claims, causes of action, defenses, rights and remedies it has or may have pursuant to any or all of the Prepetition First Lien Term Loan Agreement, and any intercreditor or subordination agreement, the Bankruptcy Code, and/or under applicable law against or with respect to any Credit Party and any other Person or entity; (iv) the Obligations of the Credit Parties, and the rights, benefits, privileges, remedies, claims, Liens, security interests and priorities of the Administrative Agent and Lenders arising under or in connection with this Agreement, each other Loan Document and the Financing Orders, are in addition to, and are not intended as a waiver or substitution for, the rights, benefits, privileges, remedies, claims, liens, security interests and priorities granted to such parties under the Prepetition First Lien Term Loan Agreement and any intercreditor or subordination agreement, the Bankruptcy Code, and/or under applicable law, all of which are expressly reserved by the Administrative Agent and the Lenders.

ARTICLE 11

CERTAIN COLLATERAL ADMINISTRATION

11.1

Insurance of Collateral; Condemnation Proceeds. Each Credit Party shall maintain and pay for insurance upon all Collateral, wherever located, covering casualty, hazard, public liability, theft, malicious mischief and the other risks covered under the policies listed in Part 11.1 of the Disclosure Schedule, in the amounts and with the insurance companies listed in Part 11.1 of the Disclosure Schedule (which describes all insurance of the Credit Parties in effect on the date hereof with respect to Collateral) similar to those maintained by companies of similar size and similarly situated.  The Credit Parties have the right to substitute valid and enforceable policies issued by any Approved Insurer so long as such policies insure the same risks and are in the same amounts or such other amounts reasonably determined by such Credit Party and consistent with past practices and in accordance with industry standards for companies in the same or similar industry and of the size and owning Properties comparable to the Credit Parties.  All proceeds constituting Term Loan Priority Collateral payable under each such policy shall be applied in accordance with and subject to Section 3.1.1(c) to reduce the Loans.  The Credit Parties shall deliver copies of such policies to the Administrative Agent.  Each policy insuring the Collateral (except fidelity coverage against theft and malicious mischief) will (a) include a loss payee endorsement satisfactory to the Administrative Agent, naming the Administrative Agent and the ABL Administrative as sole loss payees and (b) additional insured as appropriate.  Each such policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to the Administrative Agent in the event of cancellation of the policy for any reason whatsoever (except that in the case of cancellation for non-payment of the premium, the insurer shall give 10 days’ prior written notice to the Administrative Agent) and a clause specifying that the interest of the Administrative Agent shall not be impaired or invalidated by any act or neglect of any Credit Party or the owner of the property in which the Collateral is stored or by the occupation of the premises for purposes more hazardous than are permitted by said policy.  If any Credit Party fails to provide and pay for such insurance, the Administrative Agent may, at its option, but shall not be required to, procure the same and charge each Credit Party therefor.  Each Credit Party agrees to deliver to the Administrative Agent, promptly as rendered, true copies of all claims and reports relating to claims submitted to insurance companies issuing policies insuring the Term Loan Priority Collateral.  For so long as no Event of Default exists, each Credit Party shall have the right to settle, adjust and compromise any claim with respect to any insurance maintained by each Credit Party with respect to the Term Loan Priority Collateral provided that all proceeds thereof are applied in the manner specified in this Agreement, and the Administrative Agent agrees promptly to provide any necessary endorsement to any checks or drafts issued in payment of any such claim.  At any time that an Event of Default exists, only the Administrative Agent shall be authorized to settle, adjust and compromise such claims.  The Administrative Agent shall have all rights and remedies with respect to such policies of insurance on the Collateral as are provided for in this Agreement and the other Loan Documents, and consistent with the applicable insurance policies.

11.2

Protection of Collateral.  All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes imposed under any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by the Administrative Agent to any Person to realize upon any Collateral shall be borne and paid by Credit Parties.  The Administrative Agent shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in the Administrative Agent’s actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at the Credit Parties’ sole risk.

11.3

Defense of Title to Collateral.  Each Credit Party shall at all times defend its title to the Collateral and the Collateral Agent’s Liens therein against all Persons and all claims and demands whatsoever other than Permitted Liens.

Balance of Page Intentionally Left Blank

Signature Pages Follow

IN WITNESS WHEREOF, the parties hereto have caused this Super-Priority Priming Debtor In Possession Delayed Draw Term Loan Credit Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

THE STANDARD REGISTER COMPANY

By:

________________________________

Name:

Title:

STANDARD REGISTER

INTERNATIONAL, INC.

By:

________________________________

Name:

Title:

STANDARD REGISTER

TECHNOLOGIES, INC.

By:

________________________________

Name:

Title:

IMEDCONSENT, LLC

By:

________________________________

Name:

Title:

STANDARD REGISTER OF PUERTO

RICO INC.

By:

________________________________

Name:

Title:

[Mexico Borrower Signature Blocks To Come]

SILVER POINT FINANCE, LLC,

as the Administrative Agent

By:

________________________________

Name:

Title:

SILVER POINT FINANCE, LLC,

as the Collateral Agent

By:

________________________________

Name:

Title: